Exhibit 10.1

LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT

BETWEEN

MENARINI INTERNATIONAL OPERATIONS LUXEMBOURG SA

AND

CV THERAPEUTICS, INC.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.0	DEFINITIONS	3

2.0	GOVERNANCE	15

3.0	LICENSES	21

4.0	UP-FRONT FEE, MILESTONES AND ROYALTIES	24

5.0	PAYMENT PROCEDURES AND RECORDS	30

6.0	COMMERCIALIZATION AND DILIGENCE	34

7.0	REGULATORY	40

8.0	SAFETY	43

9.0	MANUFACTURING AND SUPPLY OF PRODUCT	45

10.0	OPTION FOR CVT TO DETAIL THE PRODUCT	47

11.0	PRODUCT DEVELOPMENT	49

12.0	INTELLECTUAL PROPERTY AND INFRINGEMENT	55

13.0	CONFIDENTIALITY	59

14.0	REPRESENTATIONS AND WARRANTIES	61

15.0	INDEMNIFICATION AND INSURANCE	63

16.0	TERM AND TERMINATION	66

17.0	DISPUTE RESOLUTION	70

18.0	MISCELLANEOUS PROVISIONS	71

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT

This License, Development and Supply Agreement is entered into and made effective as of the 12 th day of September, 2008 (“Effective Date”) by and between CV Therapeutics, Inc. a Delaware corporation having its principal place of business at 3172 Porter Drive, Palo Alto, California 94304, (“CVT”), and Menarini International Operation Luxembourg SA, a Luxembourg corporation, having its principal place of business at 1 Avenue de la Gare, L-1611, Luxembourg GD (“MIOL”). CVT and MIOL are each hereafter referred to individually as a “Party” and collectively as the Parties.

WHEREAS, CVT is the owner or exclusive licensee of certain CVT Patent Rights and CVT Know-How relating to the Compound and/or the Product (as such terms are defined below), and the use thereof;

WHEREAS, CVT wishes to grant MIOL rights under such intellectual property seeking a partner for the development and commercialization of the Product in the Territory;

WHEREAS, MIOL wishes to obtain an exclusive license to such CVT Patent Rights and CVT Know-How so that MIOL may assist in the development of, and obtain the rights to Commercialize the Compound in the Territory (as defined below); and

WHEREAS, CVT is willing to grant such a license to MIOL on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.0 DEFINITIONS

The terms defined elsewhere in this Agreement shall have the meanings specified herein. The following terms shall have the following meanings for purposes of this Agreement: Terms defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise.

1.1 “Action” shall mean any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Government Authority.

1.2 “Additional Indication” shall have the meaning set forth in Section 11.3(a).

1.3 “Adverse Event, Adverse Drug Reaction, AE or Serious Adverse Event” shall have the meaning set forth in Section 8.1(c).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.4 “Affiliate” of any Party means any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this Section 1.4, “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in the case of any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body or management of a corporation or other entity.

1.5 “Agreement” shall mean this License, Development and Supply Agreement, including any exhibits or other attachments hereto, as the same may be validly amended by the Parties from time to time.

1.6 “Alliance Manager” shall have the meaning set forth in Section 2.5.

1.7 “CGMP” or “CGMP Regulations” shall mean those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices, including but not limited to EU Directives 2003/94/EC code of GMP and 2001/83/EC as amended by 2004/27/EC code of practice for the QP, and all other relevant EU and UK principles and guidelines, ICH Tripartite Guidance Q7A and guidance documents relating to GMP and GDP as well as applicable US Current Good Manufacturing Practices (21 CFR 210 and 211) that govern the standards of manufacture for any product intended for human use, as appropriate.

1.8 “Combination Product” shall mean any pharmaceutical product that (a) is a fixed dose combination product containing the Compound and one or more other active pharmaceutical compounds and/or active ingredients (a “FDC”), or (b) is any Product packaged and sold together with another pharmaceutical product for a single invoiced price (a “Co-Packaged Product”).

1.9 “Commercialization” or “Commercialize” shall mean all activities directed to Marketing, Distribution, Detailing, promotion importing, exporting or selling the Product in the Territory during the Term of the Agreement and all activities directed to obtaining Pricing Approvals for the Product in the Territory.

1.10 “Commercial Launch” shall mean that, in any given country in the Territory, both the following conditions have been satisfied in such country: (a) Sales Representatives are conducting Details in the country; and (b) the First Commercial Sale Date has occurred. “Commercial Launch Date” shall mean the first date on which such conditions have been satisfied.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.11 “Commercially Reasonable Efforts” shall mean [****]. “Commercially Reasonable Efforts” shall be determined on a country-by-country basis for the Product, and shall require that the Party, at a minimum: [****]. In addition, in this Agreement and the Supply Agreement where [****] is obligated to use its best efforts as to specified obligations, the Parties intend and agree that such best efforts is a significantly higher standard of performance than Commercially Reasonable Efforts as defined herein.

1.12 “Compound” shall mean the racemic form of the chemical substance having the chemical name (±)N-(2,6-dimethylphenyl)-4-[2-hydroxy-3-(2-methoxyphenoxy)propyl]-1-piperazine acetamide (also known by the generic name of ranolazine) including salts thereof. In addition, MIOL has a right of first negotiation in the Territory as set forth in Section 3.5 below.

1.13 “Control” or “Controlled” shall mean, with respect to any intellectual property right or any other intangible property under this Agreement, the possession (whether directly or through an Affiliate) by license or ownership, by a Party of the ability to grant to the other Party access, rights and/or a license or sublicense as provided under this Agreement.

1.14 “Co-Packaged Product” shall have the meaning set forth in Section 1.8(b).

1.15 “CVT Detailing Option” shall have the meaning set forth in Section 10.1(a).

1.16 “CVT Detailing Option Exercise Notice” shall have the meaning set forth in Section 10.1.

1.17 “CVT Independent Development” shall have the meaning set forth in Section 11.4(a).

1.18 “Cover”, “Covering” and “Covered” shall mean, with respect to any Patent Rights under this Agreement that, in the absence of a license granted under a Valid Claim under said Patent Rights, the Development, Manufacture or Commercialization of the Product would infringe such Patent Right.

1.19	“Cure Period” shall have the meaning set forth in Section 16.2.

1.20	“CVT Indemnified Parties” shall have the meaning set forth in Section 15.2(b).

1.21 “CVT Know-How” shall mean any and all Know-How that is controlled by CVT as of the Effective Date or at any time during the Term, that (a) relates to the Compound and/or the Product (including any Know-How licensed to CVT by a Third Party, developed by CVT or to which CVT has otherwise obtained rights under the CVT/Roche Agreement and any Know-How arising in connection with any Phase IV Study conducted by CVT pursuant to the Agreement), and (b) is used in, useful in or necessary for the development, manufacture or commercialization of any Product in the Field in the Territory or is covered by CVT Patent Rights. Notwithstanding the foregoing, CVT Know-How shall not include any Joint Know-How or any MIOL Know-How.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.22 “CVT Patent Rights” shall mean any and all Patent Rights that are controlled by CVT as of the Effective Date or at any time during the Term (including those Patents licensed to CVT by a Third Party, developed by CVT or to which CVT has otherwise obtained rights under the CVT/Roche Agreement) that Cover the Compound and/or the Product, its use or the manufacture thereof. Notwithstanding the foregoing, CVT Patent Rights shall not include any Joint Patent Rights or MIOL Patent Rights. The CVT Patent Rights as of the Effective Date are set forth on Exhibit A.

1.23 “CVT Projects” shall have the meaning set forth in Section 11.6.

1.24 “CVT/Roche Agreement” shall mean that certain License Agreement between CVT and Roche Palo Alto LLC (successor in interest by merger to Syntex (USA) Inc.), dated March 27, 1996, as amended from time to time.

1.25 “Detail” or “Detailing” shall mean a face-to-face presentation of the Product by a Sales Representative to a medical professional with prescribing authority.

1.26 “Detailing Agreement” shall have the meaning set forth in Section 10.1(c).

1.27 “Development” or “Develop” shall mean all preclinical, non-clinical and clinical research and drug development activities conducted by either Party with respect to the Product or the Compound, and shall include, without limitation, all toxicology, pharmacology and other discovery efforts, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, any clinical studies (but excluding any Phase IV Studies), all activities relating to such pre-clinical or clinical studies and/or in connection with seeking and/or obtaining any Regulatory Approval for any New Indication (but excluding any activities directed to obtaining any Pricing Approvals). “Development” shall not include any activities that relate to MIOL’s election (if any) to Manufacture and supply Product under Article 9.0, or any activities that relate to Pricing Approvals or Phase IV Studies conducted by CVT or MIOL.

1.28 “Development Agreement” shall have the meaning set forth in Section 11.7.

1.29 “Development Costs” shall mean costs incurred by either Party as calculated in accordance with GAAP or IFRS, as applicable, and with respect to Joint Development only to the extent that such costs are incurred in accordance and consistent with a mutually agreed upon Joint Development Plan and related budget under Article 11.0. “Development Costs” shall include, without limitation: (a) all out-of-pocket costs and expenses incurred including external consultants; (b) the costs of internal personnel engaged in Development efforts, which costs shall be determined by multiplying the time appropriately allocated for the Party’s internal personnel to such Development (in

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

accordance with GAAP or IFRS) by the then-applicable FTE Rate, unless another basis for determining such internal costs is otherwise agreed upon by the Parties in writing; and (c) the costs and expenses of supplies for pre-clinical and clinical studies set forth in the Joint Development Plan, including costs and expenses of pre-clinical and clinical supplies of the Product and to purchase and/or package comparator or combination drugs or devices and costs and expenses of disposal of clinical supplies. “Development Costs” shall not include costs and expenses of establishing MIOL or any Affiliate of MIOL as a primary or secondary source supplier under Article 9.0, including without limitation, the transfer of process and manufacturing technology and analytical methods, scale up, process and equipment validation, initial manufacturing licenses, approvals and inspections, VAT, import taxes, duties, and any other required taxes.

1.30 “Distribution” or “Distribute” shall mean activities specifically related to distribution or sale of the Product in the Territory during the Term of the Agreement, including, without limitation, order receiving and processing, invoicing and collection, receiving and booking sales, customer services, collection of data of sales to hospitals and other end users, credit, handling returns of the Product, handling, logistics, warehousing, shipping, import, export, distribution, and inventory and receivables.

1.31 “Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

1.32 “EMEA” shall mean the European Medicines Agency or any successor agency thereto.

1.33 [****] shall have the meaning set forth in Section 3.5(a).

1.34 “EU” shall mean the European Union or any successor thereto, and shall include all countries and jurisdictions as may be added to the European Union from time to time during the Term.

1.35 “European Patent Office” shall mean The European Patent Office or any successor agency thereto.

1.36 “FDA” shall mean the United States Food and Drug Administration or any successor thereto.

1.37 “FDC” shall have the meaning set forth in Section 1.8(a).

1.38 “Field” shall mean any human prescription use(s) where the Compound is the sole active ingredient or is combined with another active ingredient.

1.39 “Firm Offer” shall have the meaning set forth in Section 9.1(d).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.40 “First Commercial Sale Date” shall mean the date of the first commercial sale of a Product in the Territory by or on behalf of MIOL or any sublicensee or Affiliate of MIOL. “First Commercial Sale Date” shall not include the date of any sale of the Product which is for the sole purpose of (a) obtaining Regulatory Approval, (b) compassionate, named patient or similar use, or (c) use for any Phase IV Study or other clinical study.

1.41 “Force Majeure Event” shall have the meaning set forth in Section 16.8.

1.42 “Fourth Detail” or “4° Pos.” shall mean a Detail in which Product information is communicated along with information about other products by a Sales Representative to a physician with the specified content as defined from time to time by the Parties, where the Product information is the fourth product information communicated by the Sales Representative.

1.43 “FTE” shall mean the annual full-time equivalent person year (consisting of a total of 1,800 hours of work) for all personnel involved in Development or other activities under this Agreement.

1.44 “FTE Rate” shall mean the rate of an FTE which shall initially be set at [****] dollars ($US[****]) per FTE, and shall be adjusted in writing by the Parties on the first business day of each calendar year by the annual percentage increase or decrease in the applicable consumer price index.

1.45 “GAAP” shall mean United States generally accepted accounting principles consistently applied by a Party.

1.46 “Governmental Authority” shall mean any federal, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.47 “IFRS” shall mean International Financial Reporting Standards consistently applied by a Party.

1.48 “Indemnified Party” and “Indemnifying Party” shall have the meaning set forth in Section 15.3(a).

1.49 “Initial Indication” shall mean any use as [****].

1.50 “Joint Development” shall mean Development conducted jointly by CVT and MIOL in accordance with Article 11.0.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.51 “Joint Development Committee” or “JDC” shall mean a committee established by the Parties in accordance with Section 2.4 to oversee and manage the applicable Law-compliant activities contemplated by the Agreement relating to the Development of the Product under this Agreement.

1.52 “Joint Development Plan” shall mean the written mutually agreed upon detailed written plan(s) for the Parties’ Joint Development efforts under Article 11.0 during the Term, including the mutually agreed upon budgets for Development Costs thereunder. Any “Joint Development Plan” under this Agreement shall be drafted as a timeframe the Parties agree on in writing for the particular Product opportunity with annual rolling plan and budget updates as agreed upon by the Parties in writing. Any “Joint Development Plan” may be amended from time to time during the Term as agreed upon by the Parties in writing as provided in Section 2.4(c)(i).

1.53 “Joint Know-How” shall mean any and all modifications and/or improvements to the CVT Know-How or CVT Patent Rights, solely to the extent that they relate to the Compound and/or the Product, that (a) are used in, useful in or necessary for the Development, Manufacture or Commercialization of any Product in the Territory, and (b) are or have been conceived, reduced to practice, created, developed and/or otherwise invented by or on behalf of CVT or MIOL (i) under any Development Agreement between the Parties, (ii) in connection with any Phase IV Study conducted by MIOL pursuant to the Agreement, or (iii) in connection with any Manufacturing activities which may be conducted by MIOL in the event that MIOL exercises its Manufacturing Option; provided, however, that Joint Know-How shall not include any improvements or modifications to MIOL Know-How and MIOL Patent-Rights, or Know-How that is based on or incorporates MIOL Know-How or MIOL Patent Rights.

1.54 “Joint Operating Committee” or “JOC” shall mean a committee established by the Parties in accordance with Section 2.3 to oversee and manage the applicable Law-compliant activities contemplated by the Agreement relating to the Commercialization of the Product.

1.55 “Joint Patent Rights” shall mean any and all Patent Rights Covering any Joint Know-How. For the avoidance of doubt, Joint Patent Rights shall not include any CVT Patent Rights, MIOL Patent Rights or any Patent Rights Covering any CVT Know-How or MIOL Know-How.

1.56 “Joint Steering Committee” or “JSC” shall mean a committee established by the Parties in accordance with Section 2.2 to oversee, review and manage the applicable Law-compliant activities and obligations of the Parties as set forth in the Agreement.

1.57 “Know-How” shall mean any and all information, data and materials, whether proprietary or not and whether patentable or not, including, without limitation, know how, trade secrets, technology, scientific, medical, clinical, toxicological and technical information, processes and analytical methodology useful in development, formulation, testing, analysis and manufacture, ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, data, inventions, discoveries, works of authorship, compounds and biologic materials.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.58 “Law” shall mean a federal, state or local or foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any government order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.59 “Losses” shall have the meaning set forth in Section 15.2(a).

1.60 “MAA” shall mean the Regulatory Approval application for the Product in the Initial Indication filed by CVT with the EMEA as well as the Regulatory Approval by EMEA of such application.

1.61 “Major European Country” shall mean any one (1) of the [****].

1.62 “Manufacturing” or “Manufacture” shall mean all activities directed solely to sourcing of necessary raw materials, producing, processing, primary packaging, labeling, quality assurance testing and release, shipping and storage of the Product for the purposes of Commercialization in the Territory during the Term of the Agreement, whether by or on behalf of CVT or MIOL.

1.63 “Manufacturing Cost” shall mean all of the following: [****]. “Manufacturing Cost” shall not include [****].

1.64 “Manufacturing Option for Bulk API” and “Manufacturing Option for Tableting” shall have the meanings set forth in Sections 9.3(a) and (b).

1.65 “Market” or “Marketing” shall mean activities of a Party specifically related to marketing, promotion, advertising, professional education, product-related public relations, relationships with opinion leaders and professional societies, market research, health care economic studies, all lobbying and contacts with applicable Regulatory Authorities, Governmental Authorities, purchasing organizations, health care organizations, consumers organizations or other similar bodies in respect of Product pricing and reimbursement and other similar activities relating to the Commercialization of the Product, but for the avoidance of doubt, excluding any activities related to the Detailing or Distribution of the Product.

1.66 “MIOL Indemnified Parties” shall have the meaning set forth in Section 15.2(a).

1.67 “MIOL Know-How” shall mean any and all Know-How that is controlled by MIOL and/or its Affiliates on the Effective Date of the Agreement or at any time during the Term of the Agreement, except for any Know-How to the extent that it (a) relates to the Compound and/or the Product, and (b) was conceived and reduced to practice,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

created, developed and/or otherwise invented (i) under any Development Agreement between the Parties, or (ii) in connection with any Phase IV Study conducted by MIOL or CVT pursuant to the Agreement. For the avoidance of doubt, MIOL Know-How does not include any Joint Know-How or any CVT Know-How.

1.68 “MIOL Negotiation Period” and “MIOL Notification Period” shall have the meanings set forth in Section 3.5(b).

1.69 “MIOL Opt-In” and “MIOL Later Opt-in” shall have the meanings set forth in Sections 11.3(a) and (b).

1.70 “MIOL Patent Rights” shall mean any and all Patent Rights that are controlled by MIOL and/or its Affiliates on the Effective Date of the Agreement or at any time during the Term of the Agreement that Cover any MIOL Know-How.

1.71 “MIOL Selected Compounds” shall have the meaning set forth in Section 3.5(b).

1.72 “Net Sales” shall mean, with respect to the Product, the gross invoiced sales of the Product by MIOL, its Affiliates and its sublicensees to non-sublicensee Third Parties, calculated in accordance with GAAP or IFRS (as consistently applied by MIOL to sales of its pharmaceutical products) less the following deductions (also calculated in accordance with GAAP or IFRS) to the extent specifically relating to sales of the Product:

[****]

Sales of Product by and between MIOL and its Affiliates and sublicensees shall not be considered sales to Third Parties and shall be excluded from Net Sales calculations for all purposes. [****] shall be excluded from Net Sales calculations for all purposes. In the event the Product is sold in any country in the Territory as part of a Combination Product, the Net Sales of the Product in such country, for the purposes of determining payments based on Net Sales under this Agreement, shall be adjusted and determined as set forth on Exhibit B to this Agreement.

1.73 “New Indication” shall mean the approval by the [****], which (a) is not the Initial Indication or a label extension of the Initial Indication, and (b) which includes any indication for the treatment of [****], or any other new indication which shall be mutually agreed upon as a New Indication in writing by the Parties.

1.74 “Party” shall mean either CVT or MIOL, and “Parties” shall mean CVT and MIOL.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.75 “Patent Rights” shall mean any and all patents, patent applications, provisional patent applications, substitutions, divisions, continuations, continuations-in-part, non-provisional patent applications converted from provisional patent applications and continued prosecution applications, extensions, reissues, reexaminations, renewals, patents of addition, letters of patent, letters of confirmation or registration, and foreign counterparts thereof or therefore, as well as all supplementary protection certificates and patent term extensions or restorations thereof.

1.76 “Periodic Safety Update Report” or “PSUR” shall mean a report of Adverse Events in the format required by applicable legislation in the applicable Territory prepared and submitted by a Party in respect of the Product on a periodic basis to Regulatory Authorities, and which shall include updates on urgent safety matters or issues, major signal detection and/or evaluation, and changes in efficacy.

1.77 “Permitted Exploitation” and “Non-Permitted Exploitation” shall have the meanings set forth in Section 11.4(a).

1.78 “Phase IV Study” shall mean (a) any study or data collection effort in respect of the Product anywhere in the Territory that is initiated after receipt of Regulatory Approval for the Product and is not intended to support or maintain a Regulatory Approval, maintain a label or otherwise obtain a labeling change, and (b) any study or data collection effort in respect of the Product which is requested, mandated or required by a Governmental Authority for purposes of maintaining the Regulatory Approval of the Product in any country or jurisdiction in the Territory. For purposes of this Agreement, “Phase IV Study” also includes all investigator-initiated studies of the Product in the Territory.

1.79 “Pricing Approvals” shall mean, with respect to any individual country within the Territory, all pricing and reimbursement approvals for the Product from Government Authorities required by applicable Law or Governmental Authorities.

1.80 “Primary Detail for Non-Specialist” or “1° Pos. Non-Specialist” shall mean a Detail in which Product information is communicated along with information about other products by a Sales Representative to a non-specialist physician with the specified content as defined from time to time by the Parties, where the Product information is the first product information communicated by the Sales Representative (and where [****] of the time and emphasis during such communication is focused on the Product [****]).

1.81 “Primary Detail for Specialist” or “1° Pos. Specialist” shall mean a Detail in which Product information is communicated along with information about other products by a Sales Representative to a specialist physician with the specified content as defined from time to time by the Parties, where the Product information is the first product information communicated by the Sales Representative (and where at least [****] percent ([****]%) of the time and emphasis during such communication is focused on the Product).

1.82 “Prime Rate” shall have the meaning set forth in Section 5.6.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.83 “Product” or “Products” shall mean any and all pharmaceutical products for human use, in any delivery method, dosage form or formulation, containing the Compound, whether as a sole active pharmaceutical ingredient or in combination with any other active pharmaceutical ingredient or ingredients.

1.84 “Product Promotional Materials” shall have the meaning set forth in Section 6.3.

1.85 “Regulatory Approval” shall mean the approval of the applicable Regulatory Authority necessary for the Commercialization of the Product for any indication in a country in the Territory. “Regulatory Approval” does not include any Pricing Approvals.

1.86 “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other Governmental Authority with authority over the marketing and sale of a pharmaceutical product in any country in the Territory, including without limitation, the EMEA in the EU.

1.87 “Residual Royalty” shall have the meaning set forth in Section 4.3(b).

1.88 “Roche” shall mean Roche Palo Alto, LLC, a party to the CVT/Roche Agreement (as successor in interest to Syntex).

1.89 “Safety Agreement” shall have the meaning set forth in Section 8.1(b).

1.90 “Sales Representative” shall mean an individual who engages in or manages Details and other promotional efforts with respect to the Product and who is employed by MIOL or its sublicensees or Affiliates.

1.91 “SEC” shall mean the United States Securities and Exchange Commission or any successor agency thereto.

1.92 “Secondary Detail for Non-Specialist” or “2° Pos. Non-Specialist” shall mean a Detail in which Product information is communicated along with information regarding other products by a Sales Representative to a non-specialist physician with the specified content as defined from time to time by the Parties, where the Product information is the second product information communicated by the Sales Representative (and where [****] of the time and emphasis during such communication is focused on the Product [****]).

1.93 “Secondary Detail for Specialist” or “2° Pos. Specialist” shall mean a Detail in which Product information is communicated along with information regarding other products by a Sales Representative to a specialist physician with the specified content as defined from time to time by the Parties, where the Product information is the second product information communicated by the Sales Representative (and where at least [****] percent ([****]%) of the time and emphasis during such communication is focused on the Product).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.94 “Shortfall Amount” shall have the meaning set forth in Section 6.1(c).

1.95 “Sublicensed Patent Rights” shall have the meaning set forth in Section 12.2(b).

1.96 “Supply Agreement” shall have the meaning set forth in Section 9.1(a).

1.97 “Syntex” shall mean Syntex (USA) Inc, the entity to which Roche is a successor in interest under the CVT/Roche Agreement.

1.98 “Tax” and “Taxes” shall have the meaning set forth in Section 5.3(b).

1.99 “Term” shall have the meaning set forth in Section 16.1.

1.100 “Territory” shall mean Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy (including the San Marino Republic and Vatican City), Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, the United Kingdom, Spain, Sweden, Iceland, Switzerland, Turkey, Macedonia, Croatia, Albania, Bosnia Herzegovina, Liechtenstein, Macedonia, Monaco, Montenegro, Norway, Serbia, Russia, Armenia, Azerbaijan, Belarus, Kazakhstan, Kirghizstan, Moldova, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Georgia, Argentina, Brazil, Guatemala, El Salvador, Honduras, Nicaragua, Panama, Costa Rica, Belize, the Dominican Republic, Colombia, Venezuela, Chile, Peru, Paraguay, and Uruguay.

1.101 “Third Detail” or “3° Pos.” shall mean a Detail in which Product information is communicated along with information regarding other products by a Sales Representative to a physician with the specified content as defined from time to time by the Parties, where the Product information is the third product information communicated by the Sales Representative.

1.102 “Third Party” shall mean any party other than CVT or MIOL or an Affiliate of a Party.

1.103 “Third Party License” shall have the meaning set forth in Section 4.5(a).

1.104 “Trademarks” shall mean the Ranexa® and Latixa® trademarks, and any other trademark(s) which the Parties may mutually agree from time to time should be used instead of Ranexa® in any country in the Territory.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

1.105 “Valid Claim” shall mean (a) any claim in an issued, unexpired patent of the CVT Patent Rights that (i) has not been cancelled, withdrawn, abandoned, disclaimed, denied or rejected by any administrative agency or other body of competent jurisdiction; and (ii) has not been revoked, held or admitted to be invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal; and (iii) has not been rendered unenforceable through disclaimer or otherwise; and (iv) has not been lost through an interference proceeding; and (v) provides enforceable rights with respect to the exclusive sale of the Product in the Territory; or (b) any claim in any pending application of CVT Patent Rights which (i) has neither been abandoned nor been pending for more than five (5) years and (ii) would provide rights with respect to the exclusive sale of the Product in the Territory if it should issue; or (c) with respect to the Product, any applicable marketing, data protection or other exclusivity provision for the Product under applicable Law anywhere in the Territory.

1.106 “VAT” shall mean value-added tax.

2.0 GOVERNANCE

2.1 Generally. Subject to the other provisions of this Agreement, the Parties agree that the principal objectives of this Agreement are the Development and Commercialization of the Product, including support for obtaining Regulatory Approval of the Product in the Territory. The Parties agree that they shall establish a formal framework within which they will discuss strategies for Development and Commercialization activities for the Product in the Territory.

2.2 Joint Steering Committee.

(a) Procedures. The formal framework referred to in Section 2.1 shall be headed by a Joint Steering Committee as defined herein with such subcommittees as the JSC may establish from time to time as it deems appropriate, including but not limited to standing committees for Development and Commercialization as more fully described herein. Within thirty (30) days after the Effective Date, the Parties will establish a Joint Steering Committee, to oversee those activities and obligations of the Parties under the Agreement as set forth herein and ensure an optimal coordination between the Parties with respect to such activities and obligations. The activities to be performed by the JSC shall solely relate to governance under the Agreement and shall not involve delivery of services. The JSC will be composed of at least two (2) senior level representatives each from CVT and MIOL. Either Party may replace any or all of its representatives at any time upon written notice to the other Party. During the Term, from the Effective Date until the first anniversary of the Effective Date, the JSC will be chaired by a senior executive of CVT and thereafter the chair of the JSC shall rotate on an annual basis between CVT and MIOL on each anniversary of the Effective Date. The chair will be responsible for scheduling and calling meetings and for preparing the agenda for each meeting of the JSC, which agenda shall be distributed to JSC members together with all meeting materials prior to any scheduled meeting. Further procedures for operation of

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

the JSC shall be decided by the JSC during their first meeting, which must be held at the latest within thirty (30) days from the Effective Date. During such meeting the JSC shall mutually agree, in writing, on the method for determination timing, frequency and location of meetings and methods and deadlines for distribution of materials and agendas. Meetings will be held in person, through telephone or video conference or other mutually agreeable means. Either Party may designate one or more substitutes to temporarily attend and perform the functions of one or more of such Party’s members at any JSC meeting. Other non-member representatives of the Parties may attend JSC meetings. Each Party shall bear its own travel and personnel costs and expenses related to JSC meetings. The JSC shall keep minutes of its meetings that record, in reasonable detail, all decisions and all actions recommended or taken. Drafts of the minutes shall be prepared and circulated by the JSC chair to the members of the JSC within a reasonable time after the meeting, and shall be reviewed, approved and/or revised as necessary prior to the next JSC meeting. Upon approval, final minutes of each meeting shall be circulated to the members of the JSC by the chair.

(b) Consensus; Dispute Resolution. The Parties will strive for good faith consensus wherever possible and will resort to sole decision-making (where authorized under this Agreement) or dispute resolution escalation (where authorized under this Agreement) only after good faith efforts to break a deadlock have failed. Each Party will have one (1) vote on the JSC. If the JSC is unable to resolve a matter that is not within one Party’s express unilateral decision-making authority under this Agreement, such matter shall be forwarded for attempted resolution by good faith negotiations in accordance with the dispute resolution procedures set forth in Article 17.0.

(c) Scope of the JSC. Subject to the other provisions of this Agreement (including this Article 2.0 and Article 17.0), the JSC will have authority for reviewing MIOL’s activities under this Agreement, including those pertaining to Commercialization, Regulatory and safety, Development and Phase IV Studies, including the following scope of authority:

(i) establishing a strategy for Commercialization and Development of the Product in the Territory and overseeing the implementation of such strategy;

(ii) reviewing and approving all plans, programs, proposals and budgets submitted by the JDC and JOC pursuant to Sections 2.3 and 2.4 and Article 11.0, including without limitation Joint Development Plans, Phase IV Studies, Marketing Plans and any material amendments thereto;

(iii) [****];

(iv) [****];

(v) achieving communication, collaboration, coordination and clarity between the Parties relating to all material activities of the Parties under the Agreement;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(vi) overseeing the governance structure for and activities of other committees contemplated by this Agreement, including overseeing the establishment and organization of the standing JOC and JDC and any other committees organized by the Parties pursuant to this Agreement from time to time during the Term, and each such committee shall be subject to the oversight of the JSC. If any committee established under this Agreement is not constituted or continued, any reference to such committee in this Agreement shall be deemed to be a reference to the JSC or such other committee to which the JSC may delegate responsibility in writing;

(vii) performing such other functions as are appropriate to further the purposes of this Agreement as determined by the Parties in writing from time to time; and

(viii) The JSC shall use good faith efforts to achieve consensus on all matters and shall attempt to settle disputes that are unresolved by the JOC or the JDC; provided, however, that if a dispute is not resolved within [****] days by the JSC, such dispute shall be subject to the procedures set forth in Section 17.2.

It is understood between the Parties that under no circumstance, the activities to be performed by the JSC are intended or allowed to violate any applicable Law (including but not limited to any concurrence and/or antitrust Law).

2.3 Joint Operating Committee.

(a) Procedures. Within thirty (30) days after the Effective Date, the Parties will establish a Joint Operating Committee as defined herein, to oversee those activities and obligations of the Parties under the Agreement as set forth herein and ensure an optimal coordination between the Parties with respect to such activities and obligations. The activities to be performed by the JOC shall solely relate to governance under the Agreement and shall not involve delivery of services. The JOC will be composed of at least two (2) senior level representatives each from CVT and MIOL. Either Party may replace any or all of its representatives at any time upon written notice to the other Party. The JOC will be chaired by a senior commercial manager of MIOL. The chair will be responsible for scheduling and calling meetings and for preparing the agenda for each meeting of the JOC, which agenda shall be distributed to JOC members together with all meeting materials prior to any scheduled meeting. Further procedures for operation of the JOC shall be decided by the JOC during their first meeting, which must be held at the latest within thirty (30) days from the Effective Date. During such meeting the JOC shall mutually agree, in writing, on the method for determination timing, frequency and location of meetings and methods and deadlines for distribution of materials and agendas. Meetings will be held in person, through telephone or video conference or other mutually agreeable means. Either Party may designate one or more substitutes to temporarily

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

attend and perform the functions of one or more of such Party’s members at any JSC meeting. Other non-member representatives of the Parties may attend JOC meetings. Each Party shall bear its own travel and personnel costs and expenses related to JOC meetings. The JOC shall keep minutes of its meetings that record, in reasonable detail, all decisions and all actions recommended or taken. Drafts of the minutes shall be prepared and circulated by the JOC chair to the members of the JOC within a reasonable time after the meeting, and shall be reviewed, approved and/or revised as necessary prior to the next JOC meeting. Upon approval, final minutes of each meeting shall be circulated to the members of the JOC by the chair.

(b) Consensus; Dispute Resolution. The Parties will strive for good faith consensus wherever possible and will resort to sole decision-making (where authorized under this Agreement) or dispute resolution escalation (where authorized under this Agreement) only after good faith efforts to break a deadlock have failed. Each Party will have one (1) vote on the JOC. If the JOC is unable to resolve a matter within the scope of the JOC, such matter shall be submitted to the JSC for good faith discussion and attempted resolution under Section 2.2(b). If the Parties are unable to resolve such matter at the JSC, such matter shall be forwarded for good faith discussion and attempted resolution in accordance with the dispute resolution procedures set forth in Article 17.0. In the event consensus cannot be achieved after such escalation, MIOL shall have the final vote for all Commercialization issues in the Territory.

(c) Scope of the JOC. Subject to the other provisions of this Agreement (including this Article 2.0 and Article 17.0), the JOC will have responsibility for reviewing and developing a plan for the overall Product strategy, including without limitation, the following scope of authority:

(i) reviewing information to be provided by MIOL as set forth in Section 6.2 of the Agreement;

(ii) ensuring that the Commercialization of the Product be in compliance with [****];

(iii) [****];

(iv) reviewing and recommending to the JSC the forecast for commercial supply of the Product in the Territory;

(v) [****];

(vi) upon any exercise by CVT of the CVT Detailing Option under Section 10.1, revising the Marketing plan in accordance with Section 6.2(c) and submitting such revised Marketing plan to the JSC for approval as provided in Section 2.2(c)(ii), and discussing in good faith any concerns MIOL may have regarding any sales personnel provided by CVT through a contract sales organization, if any, in connection with such CVT Detailing Option; and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(vii) providing regular updates to the JSC regarding activities within the purview of the JOC.

It is understood between the Parties that under no circumstance, the activities to be performed by the JOC are intended or allowed to violate any applicable Law (including but not limited to any concurrence and/or antitrust laws).

2.4 Joint Development Committee.

(a) Procedures. Within thirty (30) days after the Effective Date, the Parties will establish a Joint Development Committee, subject to oversight by the JSC (as provided in Section 2.2), to review the medical affairs activities and safety-related activities for the Product including Joint Development and other Development of the Product and Phase IV Studies. The JDC will be composed of at least two (2) senior level representatives each from CVT and MIOL. Either Party may replace any or all of its representatives at any time upon written notice to the other Party. The JDC will be chaired by a senior research and development manager from CVT. The chair will be responsible for meeting scheduling and for preparing the agenda for each meeting of the JDC, which agenda shall be distributed to JDC members together with all meeting materials prior to any scheduled meeting. Further procedures for operation of the JDC shall be decided by the JDC during their first meeting, which must be held at the latest within forty-five (45) days from the Effective Date. During such meeting the JDC shall mutually agree, in writing, on the method for determination timing, frequency and location of meetings and methods and deadlines for distribution of materials and agendas. Meetings will be held in person, through telephone or video conference or other mutually agreeable means. Either Party may designate one or more substitutes to temporarily attend and perform the functions of one or more of such Party’s members at any JDC meeting. Other non-member representatives of the Parties may attend JDC meetings. Each Party shall bear its own travel and personnel costs and expenses related to JDC meetings. The JDC shall keep minutes of its meetings that record, in reasonable detail, all decisions and all actions recommended or taken. Drafts of the minutes shall be prepared and circulated by the JDC chair to the members of the JDC within a reasonable time after the meeting, and shall be reviewed, approved and/or revised as necessary prior to the next JDC meeting. Upon approval, final minutes of each meeting shall be circulated to the members of the JDC by the chair.

(b) Consensus; Dispute Resolution. The Parties will strive for good faith consensus wherever possible and will resort to sole decision-making (where authorized under this Agreement) or dispute resolution escalation (where authorized under this Agreement) only after good faith efforts to break a deadlock have failed. Each Party shall have one (1) vote on the JDC. If the JDC is unable to resolve a matter within the scope of the JOC, such matter shall be submitted to the JSC for good faith discussion and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

attempted resolution under Section 2.2(b). If the Parties are unable to resolve such matter at the JSC, such matter shall be forwarded for good faith discussion and attempted resolution in accordance with the dispute resolution procedures set forth in Article 17.0. In the event consensus cannot be achieved after such escalation, CVT shall have the final vote for all Development issues in the Territory.

(c) Scope of the JDC. The activities to be performed by the JDC shall solely relate to governance of Development under the Agreement and shall not involve delivery of services. The JDC will be responsible for overseeing the activities contemplated by the Agreement relating to Joint Development of the Product and to Phase IV Studies (including the Phase IV Study contemplated under Section 7.3(a) and Phase IV Studies conducted by MIOL in the Territory), and for providing formal recommendations and regular updates to the JSC, including the following scope of authority:

(i) [****];

(ii) [****];

(iii) overseeing implementation of clinical trials to be conducted in the Territory under Joint Development Plans, including review and approval of protocols and investigator brochures;

(iv) overseeing and monitoring the conduct of key regulatory and safety-related activities conducted by MIOL in the Territory;

(v) coordination of communications between Parties related to Development, Marketing, medical affairs, safety, regulatory and compliance matters for the Product; and

(vi) providing regular updates to the JSC regarding activities within to the purview of the JOC.

It is understood between the Parties that under no circumstance, the activities to be performed by the JDC are intended or allowed to violate any applicable Law (including but not limited to any concurrence and/or antitrust laws).

2.5 Alliance Manager. Within fifteen (15) days after the Effective Date, each Party shall designate a single alliance manager as the principal point of contact between the Parties for facilitating the interaction and cooperation of the activities contemplated under this Agreement (the “Alliance Manager”). Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

3.0 LICENSES

3.1 Licenses. Subject to the other terms and conditions of this Agreement (including Section 3.2 and Article 11.0), CVT hereby grants (subject to CVT retained rights set forth in Section 3.2 and CVT Detailing Option) the following rights to MIOL:

(a) CVT hereby grants to MIOL an exclusive royalty-bearing, sublicensable (subject to Section 3.3) license under the CVT Know-How and the CVT Patent Rights (and under CVT’s interest in any Joint Know-How and Joint Patent Rights), to develop (in accordance with this Agreement), register, use, have used, market, sell, have sold, distribute, have distributed, import, have imported, export and have exported or otherwise Commercialize the Product in the Field solely in the Territory;

(b) CVT hereby grants to MIOL an exclusive license, sublicensable (subject to Section 3.3) license under the CVT Know-How and CVT Patent Rights (and under CVT’s interest in any Joint Know-How and Joint Patent Rights) to package or have packaged, inside and outside the Territory, the Product to be used solely in accordance with clauses (a), (c), (d) and (e) of this Section 3.1;

(c) CVT hereby grants to MIOL an exclusive (even as to CVT), sublicensable (subject to Section 3.3) license under the CVT Know-How and CVT Patent Rights (and under CVT’s interest in any Joint Know-How and Joint Patent Rights) to conduct those Phase IV studies in respect of the Product that are to be conducted by MIOL as set forth in Section 7.2 below, inside the Territory, solely for the purpose of Commercializing the Product in the Field in the Territory;

(d) If and when MIOL exercises its Manufacturing Option set forth in Section 9.3, CVT automatically grants to MIOL an exclusive, sublicensable (subject to Section 3.3) license under the CVT Know-How and CVT Patent Rights (and under CVT’s interest in any Joint Know-How and Joint Patent Rights) to Manufacture or have Manufactured, inside and outside the Territory, the Product to be used solely in accordance with clauses (a), (b), (c), and (e) of this Section 3.1; and

(e) In the event that MIOL and CVT enter into a Development Agreement in connection with any Joint Development as set forth in Section 11.7 below, CVT hereby grants to MIOL a non-exclusive, sublicensable (subject to Section 3.3) license under the CVT Know-How and CVT Patent Rights (and under CVT’s interest in any Joint Know-How and Joint Patent Rights) to conduct or have conducted such Development activities for the Product, inside and outside the Territory as mutually agreed between the Parties, as set forth in such Development Agreement.

MIOL is not granted any rights under this Agreement to use any CVT Know-How or practice any CVT Patent Rights or Trademarks to seek any Regulatory Approval to market or otherwise exploit any product other than the Product covered under this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

3.2 CVT Retained Rights. All rights not expressly granted to MIOL under this Agreement are hereby reserved to CVT. For the avoidance of doubt, CVT retains the following rights outside and inside the Territory:

(a) Outside the Territory. Outside the Territory, CVT shall have and retain full, exclusive (even as to MIOL, except as set forth below) sublicensable rights under the CVT Know-How and CVT Patent Rights (including CVT’s and MIOL’s interest in any Joint Know-How and Joint Patent Rights) as well as the Trademarks as follows: (i) to develop the Product (including the conduct of clinical trials outside the Territory) for any potential use or indication including, but not limited to, in connection with any Joint Development, any Development prior to any MIOL Later Opt-In, any CVT Development under Section 11.4 and any CVT Projects under Section 11.6 (subject only to MIOL’s non-exclusive license right in the Territory under Section 3.1(e) above in the event the Parties enter into any Development Agreement relating to Joint Development); (ii) to make and have made the Product (subject only to MIOL’s exclusive license right under Section 3.1(d) above if MIOL exercises its Manufacturing Option); (iii) to use, register, sell, have sold, import and export the Product outside the Territory; and (iv) to package (subject only to MIOL’s packaging rights under Section 3.1(b) above) the Product solely for the purposes of Sections 3.2 (a)(i), (ii) and (iii) above.

(b) Within the Territory. Within the Territory, CVT shall have and retain full, exclusive (even as to MIOL) sublicensable rights under the CVT Know-How and CVT Patent Rights (including CVT’s interest in any Joint Know-How and Joint Patent Rights) as well as the Trademarks as follows: (i) to develop the Product (including the conduct of clinical trials outside the Territory) for any potential use or indication including, but not limited to, in connection with any Joint Development, any Development prior to any MIOL Later Opt-In, any CVT Development under Section 11.4 and any CVT Projects under Section 11.6 (subject only to MIOL’s non-exclusive license right in the Territory under Section 3.1(e) above in the event the Parties enter into any Development Agreement relating to Joint Development); (ii) to make and have made the Product (subject only to MIOL’s non-exclusive license right under Section 3.1(d) above if MIOL exercises its Manufacturing Option); (iii) to package the Product solely for the purposes of (A) CVT’s packaging of the Product for MIOL for the EU only until MIOL is operationally ready to exercise its packaging rights under Section 3.1(a) and take over such packaging of the Products, and (B) CVT’s exercise of its retained rights under Section 3.2(a) and this Section 3.2(b) to conduct Phase IV studies in the Territory which are CVT’s responsibility under Section 7.2(a) below; (iv) to Detail the Product in accordance with Article 10.0 below; (v) to develop, make, have made, use, register, sell, have sold, import and export the Product in the Territory as set forth in Section 11.4; and (vi) for activities relating to governmental obligations, regulatory requirements, investor meetings, trade promotion, discussing CVT business and any and all uses of Trademarks outside the Territory.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) Clinical Trials. CVT shall keep MIOL apprised of the conduct of any clinical trials for the Product in the Territory through the JDC.

(d) Manufacturing Changes. CVT shall be free in its sole discretion to modify, change, develop or improve Manufacturing of the Product, including changes in the Manufacturing process or sites. CVT shall inform MIOL through the JDC of all such changes which would give rise to notification requirements to Governmental Authorities or the need for prior Regulatory Approval in the Territory, and MIOL will assess the change and propose the most appropriate timing for filing to the Regulatory Authority in the Territory.

3.3 Sublicenses. MIOL may sublicense the license rights granted to MIOL by CVT under Section 3.1 on a country-by-country basis in one or more countries within the Territory subject to the following terms and conditions:

(a) MIOL may sublicense without CVT’s prior written consent, in whole or in part, any of the license rights granted to MIOL under Sections 3.1(a) through (e) above, to any Affiliate of MIOL, for the sole purpose of enabling such Affiliate to exercise all or any portion of the license rights granted to MIOL under Sections 3.1(a) through (e) above in one or more countries in the Territory;

(b) Any sublicense granted by MIOL other than sublicenses granted in accordance with Section 3.3(a), including any sublicense by MIOL to a Third Party of the license rights granted to MIOL, shall require CVT’s prior written consent.

(c) With respect to any sublicense by MIOL under this Agreement, MIOL agrees that MIOL shall remain liable hereunder for the prompt payment and performance of all obligations of MIOL under this Agreement. MIOL shall provide CVT with the Third Party identity of the sublicensee and a complete copy (except for the financial terms) of the sublicense upon reasonable request of CVT.

3.4. Non-Compete. MIOL shall cause its Affiliate(s) and any Third Party authorized sublicensee, as the case may be, Commercializing the Product in a given country of the Territory not to register, have registered, use, have used, market, have marketed, sell or have sold, distribute or have distributed whether directly or through a licensee, in that country of the Territory during the first [****] years from the Effective Date, any new product indicated as [****].

3.5 First Right of Negotiation For [****].

(a) Subject to the other terms of this Section 3.5, CVT hereby grants to MIOL a right of first negotiation to obtain a license to [****] in the Territory.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) To trigger this first right of negotiation, CVT shall be required to notify MIOL in writing (if CVT intends to seek a licensee in the Territory for either or both of the [****]. MIOL shall have a period of [****] days from its receipt of such notice from CVT (the “MIOL Notification Period”) to notify CVT in writing if MIOL is interested in obtaining a license to one or both of the [****] in the Territory (the “MIOL Selected Compounds”). If, by the end of the MIOL Notification Period, CVT receives written notice from MIOL that it desires to obtain such a license, then CVT and MIOL, for a period of [****] days or such longer period of time as mutually agreed upon in writing by the Parties (the “MIOL Negotiation Period”), shall negotiate exclusively in good faith the terms upon which the Parties would be willing to enter into an agreement for such license to the MIOL Selected Compounds in the Territory, and if such terms are agreed upon by the Parties, then the Parties shall enter into a definitive written agreement pursuant to which CVT shall grant to MIOL a license to the MIOL Selected Compounds in the Territory. For the avoidance of doubt, CVT shall not propose the [****] to any Third Party until the end of the MIOL Notification Period (or, if CVT has received timely written notice from MIOL that it is interested in obtaining a license to one (1) or more of the [****] in the Territory, until the end of the MIOL Negotiation Period). Neither Party shall be obligated to enter into any agreement under this Section 3.5 except on terms acceptable to such Party in its sole discretion.

(c) If the Parties fail to timely execute a definitive written agreement for a license to the MIOL Selected Compound(s) in the Territory by the end of the MIOL Negotiation Period, or if CVT does not receive timely written notice from MIOL that it is interested in obtaining a license to one (1) or more of the [****] in the Territory by the end of the MIOL Notification Period, then MIOL’s right of first negotiation shall terminate and CVT shall have no further obligations to MIOL under this Section 3.5 with respect to the [****] identified in the CVT Notice.

(d) Good faith discussions under Section 3.5(b), if triggered thereunder, shall include that, should the Parties fail to execute a definitive written agreement for a license to the MIOL Selected Compound(s) in the Territory by the end of the MIOL Negotiation Period, CVT shall not offer to any Third Party the MIOL Selected Compound(s) at economic conditions that in the aggregate are more favorable than those proposed by CVT to MIOL.

4.0 UP-FRONT FEE, MILESTONES AND ROYALTIES

4.1 Up-Front Payment. Within fifteen (15) days after the Effective Date, MIOL shall deliver to CVT an up-front payment of Seventy Million Dollars (US$70,000,000), as partial consideration for the exclusive licenses granted by CVT to MIOL under this Agreement and recognition of CVT’s previously incurred research and development investments for the Product.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.2 Milestones. Subject to the other terms of this Agreement, in partial consideration for the exclusive licenses granted by CVT to MIOL under the Agreement, MIOL shall pay to CVT each of the following milestone payments within [****] days after the occurrence of each such milestone:

(a) [****] Dollars (US$[****]) upon the achievement of Pricing Approval for the Product in [****];

(b) [****] Dollars (US$[****]) due and payable for each of: (i) receipt of Regulatory Approval for the [****] for the Product in [****]; (ii) receipt of Regulatory Approval for the [****] for the Product in [****]; (iii) receipt of Regulatory Approval and Pricing Approval of the [****] for the Product in [****]; (iv) receipt of Regulatory Approval and Pricing Approval of the [****] for the Product in [****]; and (v) receipt of Regulatory Approval and Pricing Approval of the [****] for the Product in [****]; provided, however, that it is understood and agreed that if the Product receives Regulatory Approval for the [****] for the EU through the centralized EMEA procedure, the requirement of receipt of Regulatory Approval shall have been achieved in all of the Major European Countries, such that MIOL will owe CVT the milestone amounts set forth in clauses (i) and (ii) in connection with such centralized Regulatory Approval, and MIOL will owe CVT the additional milestone amounts set forth in clauses (iii), (iv) and (v) upon receipt of each of the Pricing Approvals referred to hereinabove;

(c) [****] Dollars (US$[****]) due and payable for each of: (i) receipt of Regulatory Approval for the [****] for the Product in [****]; (ii) receipt of Regulatory Approval for the [****] for the Product in [****]; (iii) receipt of Regulatory Approval and Pricing Approval of the [****] for the Product in [****]; (iv) receipt of Regulatory Approval and Pricing Approval of the [****] for the Product in [****]; and (v) receipt of Regulatory Approval and Pricing Approval of the [****] for the Product in [****]; provided, however, that it is understood and agreed that if the Product receives Regulatory Approval for the [****] for the EU through the centralized EMEA procedure, the requirement of receipt of Regulatory Approval shall have been achieved in all of the Major European Countries, such that MIOL will owe CVT the milestone amounts set forth in clauses (i) and (ii) in connection with such centralized Regulatory Approval, and MIOL will owe CVT the additional milestone amounts set forth in clauses (iii), (iv) and (v) upon receipt of each of the Pricing Approvals referred to hereinabove;

(d) For each other potential Product use not covered under Section 4.2(b) or Section 4.2(c), the regulatory milestones shall be [****];

(e) [****] Euros (€[****]) the first time that annual Net Sales of Product in the Territory first reach [****] Euros (€[****]) (as such annual Net Sales are determined at the end of such calendar year as provided in Section 4.3(a) below);

(f) [****] Euros (€[****]) the first time that annual Net Sales of Product in the Territory first reach [****] Euros (€[****]) (as such annual Net Sales are determined at the end of such calendar year as provided in Section 4.3(a) below); and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(g) [****] Euros (€[****]) the first time that annual Net Sales of Product in the Territory first reach [****] Euros (€[****]) (as such annual Net Sales are determined at the end of such calendar year as provided in Section 4.3(a) below).

For the avoidance of doubt, the up-front payment and each of the milestone payments set forth in Section 4.2 above shall be payable only once and shall be non-refundable.

4.3 Royalties.

(a) Royalties on Product. During the Term, and subject to the other terms of this Agreement, commencing on the date of First Commercial Sale of Product in the Territory, MIOL shall pay to CVT the royalties set forth in this Section 4.3 (subject to any applicable adjustment pursuant to the royalty offsets set forth in Section 4.4 and/or Section 4.5). While the term of royalty obligations is measured on a country-by-country basis as provided in Section 16.1, the Parties intend and agree that the applicable royalty rates under this Section 4.3 shall be determined with reference to aggregate Net Sales of all Products throughout the Territory, as provided hereinbelow. The Parties agree that MIOL shall pay royalties to CVT under this Agreement on total annual (i.e., calendar year) Net Sales of all Products by MIOL and/or its sublicensees or Affiliates in the Territory for those countries where a royalty obligation then exists on an incremental basis (as described below) during the Term, at the following rates (subject to adjustment as set forth in Section 4.4 and/or Section 4.5):

(i) for annual Net Sales up to and including [****] Euros (€[****]), the rate of [****] percent ([****]%) of such Net Sales for the first [****] years after the First Commercial Sale Date for the Product in the Territory (with the annual Net Sales calculated on an aggregate basis for the Territory and with the period of time after such First Commercial Sale Date calculated on a country-by-country basis in the Territory), and thereafter during the Term at the rate of [****] percent ([****]%) of such Net Sales;

(ii) for annual Net Sales over [****] Euros (€[****]) up to and including [****] Euros (€[****]), the rate of [****] percent ([****]%) of such Net Sales;

(iii) for annual Net Sales over [****] Euros (€[****]) up to and including [****] Euros (€[****]), the rate of [****] percent ([****]%) of such Net Sales; and

(iv) for annual Net Sales over [****] Euros (€[****]), the rate of [****] percent ([****]%) of such Net Sales.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

For purposes of clarity, the following is provided by way of example: if during the [****] calendar year of the Term, the Product were to achieve total annual Net Sales of (€[****] in the Territory, the applicable royalty rate would be [****] percent ([****]%) of Net Sales for Net Sales up to €[****], [****] percent ([****]%) of Net Sales for Net Sales above €[****] and up to and including €[****] and [****] percent ([****]%) of Net Sales for Net Sales over €[****] and up to and including €[****] (such as: Royalty = [****]). The timing of all royalty payments hereunder shall be in accordance with Section 5.1(a).

(b) Residual Royalties. For a period of [****] years following the expiration of the Term of this Agreement pursuant to Section 16.1, on a country-by-country MIOL will pay a residual royalty of [****] percent ([****]%) on Net Sales of the Product (the “Residual Royalty”), in return for the right to use the CVT Know-How and the Regulatory and Pricing Approvals for the Product for such period in such country in the Territory.

4.4 Royalty Offset.

(a) Before Tenth Anniversary. In the event that during the Term of the Agreement before the tenth (10th) anniversary of the First Commercial Sale Date of the Product on a country-by-country basis, a Regulatory Authority in a country in the Territory grants Regulatory Approval (and Pricing Approval, if applicable) for one (1) or more products containing the Compound, MIOL shall notify CVT in writing thereof, and effective upon the date of such notice from MIOL, the royalty rates on Net Sales of the Product in such country under this Agreement shall be reduced by [****] percent ([****]%) as of the date of such notice from MIOL; provided, however, that such royalty off-set shall not decrease the royalties payable by MIOL to CVT under the Agreement to less than [****] percent ([****]%) of Net Sales of the Product in such country. In addition, in the event that during the Term of the Agreement before the tenth (10th) anniversary of the First Commercial Sale Date of the Product on a country-by-country basis, one (1) or more Third Parties starts selling an approved and registered product containing the Compound and such product(s) attain(s) [****] percent ([****]%) of the Product market share in such country in terms of total unit sales (based on IMS data or equivalent independent survey source agreed upon in writing by the Parties), MIOL shall notify CVT in writing thereof, and effective upon the date of such notice the royalty rates on Net Sales of the Product in such country under the Agreement shall be reduced by [****] percent ([****]%) as of the date of such notice from MIOL; provided, however, that such royalty off-set shall not decrease the royalties payable by MIOL to CVT under the Agreement to less than [****] percent ([****]%) of Net Sales of the Product in such country. In addition, in the event that during the Term of the Agreement before the tenth (10th) anniversary of the First Commercial Sale Date of the Product on a country-by-country basis, one (1) or more Third Parties starts selling an approved and registered product containing the Compound and such product(s) attain(s) [****] percent ([****]%) of the Product market share in such country in terms of total unit sales (based on IMS data or equivalent independent survey source agreed upon in writing by the Parties), MIOL shall notify CVT in writing thereof, and effective upon the date of such notice the royalty rates on Net Sales of the Product in such country under the Agreement shall be

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

reduced by [****] percent ([****]%) as of the date of such notice from MIOL; provided, however, that such royalty off-set shall not decrease the royalties payable by MIOL to CVT under the Agreement to less than [****] percent ([****]%) of Net Sales of the Product in such country. For the avoidance of doubt, for the purposes of this Section 4.4(a), the terms “the royalty rates applicable to Net Sales of the Product in such country under the Agreement” as stipulated in the preceding sentences shall mean the average royalty rate on all Net Sales of the Product in the Territory for the calendar year in consideration. If there is a final, non-appealable decision under a Valid Claim of CVT Patents by a Governmental Authority that effectively prevents the approval and/or sale of the Third Party product in a country in the Territory, then CVT shall notify MIOL in writing thereof, and effective upon the date of such notice from CVT, (i) the applicable royalty rates under this Agreement shall be those set forth in Section 4.3 or otherwise in this Agreement with no further offset as provided under this Section 4.4(a) for any and all sales of the Product after the date of such notice to MIOL, and (ii) within [****] days after such notice to MIOL, MIOL shall owe and pay to CVT the difference between the royalty amount paid to CVT as offset under this Section 4.4(a) and the royalty due to CVT under Section 4.3(a) or otherwise under this Agreement, with interest on such payment amount at a rate equal to the thirty (30) day LIBOR rate as announced on the date of such notice to MIOL.

(b) After Tenth Anniversary. In the event that during the Term of the Agreement after the tenth (10th) anniversary of the First Commercial Sale Date of the Product on a country-by-country basis, a Regulatory Authority in a country in the Territory grants Regulatory Approval (and Pricing Approval, if applicable) for one (1) or more products containing the Compound, or one (1) or more Third Party starts selling an approved and registered product containing the Compound, MIOL shall notify CVT in writing thereof, and effective upon the date of such notice from MIOL, MIOL shall owe and pay CVT the Residual Royalty pursuant to Section 4.3(b) on Net Sales of the Product in such country instead of the royalty payments provided for in Section 4.3(a) or otherwise in this Agreement. If there is a final, non-appealable decision under a Valid Claim of CVT Patents by a Governmental Authority that effectively prevents the approval and/or sale of the Third Party product in a country in the Territory, then CVT shall notify MIOL in writing thereof, and effective as of the date of such notice from CVT, (i) the applicable royalty rates under this Agreement shall be those set forth in Section 4.3 or otherwise in this Agreement with no further modification as provided under this Section 4.4(b) for any and all sales of the Product after the date of such notice to MIOL, and (ii) within [****] days after such notice from CVT, MIOL shall owe and pay to CVT the difference between the royalty amount paid to CVT as modified under this Section 4.4(b) and the royalty due to CVT under Section 4.3(a) or otherwise under this Agreement, with interest on such payment amount at a rate equal to the thirty (30) day LIBOR rate as announced on the date of such notice to MIOL. If there is a final, non-appealable decision of any Governmental Authority that there is no Valid Claim under CVT Patent Rights in a country in the Territory thereby no longer preventing the approval and/or sale of the Third Party product in such country in the Territory, then CVT shall notify MIOL in writing thereof, and effective upon the date of such notice from CVT, the Term shall be considered expired in such country in the Territory with respect to the Product.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

4.5 Third Party Offset.

(a) Government Requirement. Subject to Section 4.5(b) and Section 4.5(c), during the Term of the Agreement, if in any country in the Territory a Governmental Authority requires MIOL to obtain a license from a Third Party (a “Third Party License”) in whole or in part in order to use, register, market, sell or have sold the Product in such country in the Territory and MIOL notifies CVT in writing of such governmental requirement (including the reasons therefor), the royalties, payments or other financial consideration owing under such Third Party License, but only to the extent related solely to the use, registration, Manufacture, Marketing, Commercialization and sales of the Product in such country in the Territory, shall be set off against up to [****] percent ([****]%) of the royalties payable under the Agreement in respect of such country in the Territory; provided, however, that such royalty off-set shall not decrease the royalties received by CVT under the Agreement to less than [****] percent ([****]%) of Net Sales of the Product in such country.

(b) Other. Subject to Section 4.5(a) and Section 4.5(c), during the Term of the Agreement, if in any country in the Territory MIOL reasonably believes it to be necessary to obtain a Third Party License in whole or in part to use, register, Manufacture, Market, Commercialize, sell or have sold the Product in such country in the Territory, MIOL shall notify CVT in writing (including the reasons therefor), and the Parties shall appoint an independent mutually acceptable patent counsel to provide a written opinion regarding whether or not such a Third Party License in such country in the Territory is necessary. If such opinion indicates that such Third Party License is necessary in such country in the Territory, up to [****] percent ([****]%) of the royalties, payments or other financial consideration owing under such Third Party License, but only to the extent related solely to the use, registration, Manufacture, Marketing, Commercialization and sales of the Product in such country in the Territory, shall be set off against the royalties payable under the Agreement in respect of such country in the Territory; provided, however, that such royalty off-set shall not decrease the royalties received by CVT under the Agreement to less than [****] percent ([****]%) of Net Sales of the Product in such country.

(c) Current Product. If during the Term of the Agreement (i) a Third Party License is required as provided or determined under either Section 4.5(a) or Section 4.5(b) in any country in the Territory, and (ii) such Third Party License relates solely to the Product covered by the approved MAA as of the Effective Date and is only required in order to provide MIOL with a continued right to use, register, Market, Commercialize and/or Manufacture such Product in such country in the Territory, and (iii) such Third Party License is not required to obtain rights to, or related to, any other Product, product or technology or for any other purpose (including activities solely within MIOL’s control, such as packaging or distribution of the Product), then in such event the Parties agree as

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

follows: (A) CVT shall have the right and the responsibility to negotiate and enter into any such Third Party License covered by this Section 4.5(c), and shall do so [****], keep MIOL reasonably informed of the status of such negotiations and provide MIOL with a complete copy of the final Third Party License; and (B) notwithstanding Sections 4.4(a) and 4.5(b), the royalties, payments or other financial consideration owing under such Third Party License under this Section 4.5(c), solely to the extent related to the use, registration, Manufacture, Marketing, Commercialization and sale of such Product under the approved MAA in such country in the Territory, shall be offset against the royalties payable under the Agreement in respect of such country in the Territory, and such offset shall not be subject to the [****] percent ([****]%) cap or the [****] percent ([****]%) floor provided in Sections 4.5(a) or (b) above.

5.0 PAYMENT PROCEDURES AND RECORDS

5.1 Payments.

(a) Timing of Royalty Payments. Beginning on the First Commercial Sale Date for a Product in any country in the Territory, royalties owed by MIOL to CVT under this Agreement under Section 4.3 above shall accrue during each calendar quarter (or portion thereof) during the Term of this Agreement, and shall be due and payable from MIOL to CVT for all Net Sales by MIOL or its Affiliates or sublicensees for such calendar quarter within [****]) days after the end of such quarter. MIOL shall calculate the royalties owed in accordance with and subject to the terms and conditions of this Agreement. MIOL shall remit any such payment due to the other Party hereunder by bank wire transfer in immediately available funds to a bank account designated by CVT in writing with Tax withholding (or not) subject to Section 5.2.

(b) Foreign Currency Sales. Both Parties acknowledge that MIOL consolidates all its sales of its Products in Euros at the average exchange rate of the relevant quarter. All payments due on Net Sales shall be calculated in Euros, and converted into Dollars using the exchange rate on the last business day of the relevant quarter as published in The Wall Street Journal or Bloomberg LLC for the last business day of the calendar quarter for which the relevant royalty payment is to be made by MIOL.

(c) Payments in United States Dollars. All amounts due to each Party from the other Party under this Agreement shall be made by wire transfer of immediately available United States funds into an account designated in writing by the Party to whom such payment is to be made, provided that the milestone amounts to be paid under Sections 4.2(e), (f) and (g) shall be paid in Euros instead.

(d) Business Day. In the event that the due date for any payment under this Agreement falls on a non-business day, such payment shall be due on the business day immediately following such non-business day.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.2 MIOL Reports.

(a) Estimates and Quarterly Reports. Beginning with the First Commercial Sale of a Product in any country in the Territory, MIOL, calculating on its internal data, will make the calendar quarterly reports to CVT as set forth herein:

(i) Within [****] business days after the end of each calendar month, MIOL shall provide to CVT a report for such month which will include an estimate of the Net Sales by MIOL, its sublicensees and Affiliates which occurred in the calendar month ended, together with an estimate of their cumulative total calendar year sales to date; and

(ii) Within [****] days from the end of each calendar quarter, MIOL shall provide to CVT a report for such quarter providing: (A) the Net Sales by MIOL, its sublicensees and Affiliates which occurred in the calendar quarter ended and their cumulative total calendar year Net Sales to date, itemized for each country in the Territory and also on an aggregate basis for the entire Territory; (B) the gross sales of the Products sold during the calendar quarter ended on a country-by-country basis and on an aggregate basis for the entire Territory; (C) the royalties, in United States dollars, payable with respect to Net Sales of Products for the calendar quarter ended; (D) the method used to calculate the royalty in accordance with Section 4.3; (E) the currency conversion to United States dollars from Euros applied; (F) the amount of any milestone payments to CVT under Sections 4.2(a) through 4.2(d) and the calculation thereof; (G) the amounts spent by MIOL on Commercialization of the Product in accordance with Section 6.1(b)(ii)(A) for each Major European Country; and (H) the number and position of Details conducted by MIOL in accordance with Section 6.1(b)(ii)(B) for each Major European Country.

(b) Notices. MIOL shall notify CVT in writing within [****] business days after the occurrence of (i) any Regulatory Approvals or any Pricing Approvals anywhere in the Territory and (ii) the Commercial Launch Date of each Product in each country in the Territory (on a country-by-country basis consistent with Section 16.1).

5.3 Tax Matters.

(a) Country of Payments. MIOL shall make all payments to CVT under this Agreement from Luxembourg. MIOL agrees to reasonably cooperate with CVT as reasonably requested in order to assist in the withholding of Taxes on payments to CVT under this Agreement.

(b) Withholding. All withholding and other taxes on payments to CVT hereunder shall be the sole responsibility of CVT. MIOL will make all payments to CVT under this Agreement without any deduction or withholding except to the extent that such deduction or withholding is required by applicable Law. Solely for purposes of this Section 5.2, “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

charges, assessments, deductions, withholdings, payments or fees of any nature (including interest, penalties and additions thereto) that are imposed or required by a Governmental Authority in the Territory. If notwithstanding Section 5.3(a), changes in applicable Law result in the imposition of withholding on any payments to CVT under this Agreement, the Parties agree to comply with the remaining provisions of this Section 5.3(b):

(i) Any Tax required to be withheld, paid or deducted under applicable Law on amounts payable under this Agreement will promptly be paid by MIOL on behalf of CVT to the appropriate Government Authority, and MIOL will furnish CVT with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by CVT. To the extent practicable, MIOL will give CVT written advance notice of MIOL’s intention to begin withholding, paying or deducting any such Tax; and

(ii) MIOL and CVT will cooperate with respect to all documentation required by any Government Authority with respect to any Tax or other similar deduction, withholding or payment hereunder.

5.4 Blocked Payments. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for MIOL to transfer or have transferred on its behalf, payments owed to CVT hereunder, MIOL shall notify CVT in writing as soon as practicable after it becomes aware of the conditions preventing such transfer and the Parties shall discuss in good faith appropriate measures in respect of such payments, including but not limited to the possibility of depositing such payments in the relevant country to the credit of CVT in a recognized banking institution designated in writing by CVT or, with a recognized banking institution selected by MIOL and identified in a second written notice sent to CVT.

5.5 Non-Monetary Consideration. None of MIOL or its Affiliates or sublicensees shall receive any non-monetary consideration in connection with the sale of Products. Notwithstanding the foregoing prohibition, if such non-monetary consideration is received in violation of this Section 5.5, the Net Sales of such Product shall be calculated based on the fair market value of such non-monetary consideration as determined in good faith by mutual agreement between CVT and MIOL.

5.6 Late Payments. Any amount not paid when due under this Agreement shall bear interest, as from the date on which such amount fell due, at the Prime Rate on such date that the payment becomes late (or the next to occur business day if such date is not a business day), plus [****] percent ([****]%) interest, compounded on a calendar quarterly basis. For purposes of this Section 5.6, “Prime Rate” shall mean the thirty (30) day LIBOR rate as announced on the date such payment was due. In addition, MIOL shall reimburse CVT for all reasonable costs and expenses incurred by CVT in the collection of late payments.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

5.7 MIOL Accounting Records. MIOL shall keep accurate financial books and records pertaining to all Net Sales of Products by MIOL and its sublicensees and Affiliates, all milestone payments and royalty calculations and payments, all other payments to CVT under this Agreement and all MIOL Development Cost and Manufacturing Cost (if any). MIOL’s financial books and records shall be kept for at least three (3) years following the end of the calendar year to which they pertain, and shall be available for inspection during the Term as well as during the three (3) calendar years following the Term, upon reasonable prior notice during regular business hours by an independent registered public accounting firm retained by CVT at CVT’s sole expense (except as otherwise provided below) and reasonably acceptable to MIOL not more often than once per calendar year; provided that any such independent registered accounting firm shall have previously entered into a confidentiality agreement on terms reasonably satisfactory to MIOL limiting its disclosure of such information to authorized representatives of the Parties or as required under applicable Law (with advance notice to the Parties of such need for disclosure) or in connection with any dispute resolution proceeding (including litigation) between the Parties relating to payments under this Agreement. Any such inspection shall be for the sole purpose of (a) verifying the calculation of payments on Net Sales of Products by MIOL, its sublicensees and Affiliates and the calculation of other payments owing by MIOL to CVT hereunder, (b) verifying MIOL’s Manufacturing Cost (if applicable), (c) verifying MIOL’s Development Costs, (d) verifying the amounts in MIOL reports under Section 5.2(a)(ii), and (e) CVT complying with all applicable Laws including the Sarbanes-Oxley Act of 2002, as amended (including, without limitation, all SEC rules and regulations relating hereto). Results of any inspection hereunder shall be made available promptly to both Parties in writing. If any inspection reveals a miscalculation of amounts that results in an underpayment to CVT, MIOL shall promptly and completely correct any such miscalculation by payment to CVT, and if such underpayment is by [****] percent ([****]%) or more, MIOL shall pay all reasonable costs and expenses of such inspection. If any inspection reveals a miscalculation of amounts that results in an overpayment by MIOL to CVT, CVT shall promptly and completely correct any such miscalculation by reimbursement to MIOL of the amounts overpaid by MIOL.

5.8 CVT Accounting Records. CVT shall keep full, true and accurate financial books and records containing all particulars which may be necessary for the purpose of showing CVT’s Manufacturing Cost, global safety database costs and Development Cost. CVT’s complete financial records and supporting data therefore shall be kept at its principal place of business for at least three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), and shall be made available for inspection during regular business hours by an independent registered public accounting firm retained by MIOL at MIOL’s sole expense (except as otherwise provided below) and reasonably acceptable to CVT; provided, however, that any such independent registered accounting firm shall have previously entered into a confidentiality agreement on terms reasonably satisfactory to CVT limiting its disclosure of such information to authorized representatives of the Parties or as required under applicable Law (with advance notice to the Parties of such need for

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

disclosure) or in connection with any dispute resolution proceeding (including litigation) between the Parties relating to payments under this Agreement. Any such inspection shall be for the sole purpose of verifying CVT’s Manufacturing Cost. Results of any inspection hereunder shall be made available promptly to both Parties in writing. If any inspection reveals a miscalculation of CVT’s Manufacturing Cost that results in an overpayment by MIOL to CVT, CVT shall promptly and completely correct any such miscalculation by payment to MIOL, and if such overpayment is by [****] percent ([****]%) or more CVT shall pay all costs and expenses of such inspection. If any inspection reveals a miscalculation of such amounts that results in an underpayment by MIOL to CVT, MIOL shall promptly and completely correct any such miscalculation by payment to CVT of the amounts underpaid by MIOL.

5.9 Roche Payments. CVT shall be responsible for all milestones, royalty and other payments to Roche under the CVT/Roche Agreement.

6.0 COMMERCIALIZATION AND DILIGENCE

6.1 MIOL Due Diligence.

(a) Generally. During the Term of the Agreement, MIOL shall exercise its [****] in accordance with the Commercialization Plan to Commercialize the Products in the Field in the Territory, but in no event will MIOL be required to assert more effort or resources to Commercialization of the Product than it would for a compound controlled or owned by MIOL which is of a similar market potential and is prescribed by the same target prescribers.

(b) Objective Due Diligence Criteria. As part of its Commercialization efforts and as objective measures of MIOL’s exercise of [****] under the Agreement in the Commercialization of Products, in addition to Section 6.1(a) MIOL agrees to fulfill the following specific requirements:

(i) Timing of Product Launch. MIOL shall exercise its [****] to launch the Product by the following deadlines in each of the Major European Countries (always provided that the Product has been delivered by CVT to MIOL in compliance with the terms of this Agreement and the Supply Agreement): (A) for [****], within [****] months after the Effective Date; (B) for the [****], within [****] months after the Effective Date; and (C) for each of [****], within [****] months after the date of grant of Pricing Approvals for the Product in each such country. In the event that any of these deadline(s) are not met, CVT and MIOL shall meet within [****] business days of such deadlines to discuss in good faith the reasons why such deadline(s) were not met, MIOL’s best estimate of the date on which Commercial Launch will occur, and how best to ensure the launch of the Product in such country or countries. The Parties intend and agree that even if MIOL believes it has exercised its [****] as required hereunder, the Parties agree that failure to meet the specific launch goals and deadlines set forth above shall afford CVT the rights set forth in Section 6.1(c) below.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii) In addition to the commercial diligence obligations set forth in Section 6.1(b)(i), MIOL shall spend the following minimum amounts for Commercialization of the Product:

(A) For MIOL’s promotional spending budget for the first [****] following the First Commercial Sale Date of the Product anywhere in the Territory (which time period the Parties agree to treat as calendar [****] assuming a First Commercial Sale Date in [****]), MIOL shall spend at least the [****] percent ([****]%) of the following aggregate amounts in the Major European Countries and for centralized Marketing, consistent with the commercial plans reviewed by the JOC:

1.	for [****], [****] Euros (€[****]);

2.	for [****], [****] Euros (€[****]); and

3.	for [****], [****] Euros (€[****]).

(B) In addition to the commercial diligence obligations set forth in Section 6.1(b)(ii)(A), on a country-by-country basis in each Major European Country MIOL shall conduct no less than [****] percent ([****]%) of the number of Details set forth in Exhibit C in the Major European Countries in each of the first [****] years of Commercialization (with such [****]-year period beginning in each Major European Country on the First Commercial Sale Date in such Major European Country). If there is a material restriction on access or reimbursement imposed by a Government Authority in any Major European Country during the time period covered herein, then the Parties shall discuss in good faith and agree on appropriate and reasonable modifications to the number of Details and applicable [****]-year time period for delivering at least the newly agreed Details in such Major European Country.

(iii) MIOL shall use its [****] to conduct the Details in accordance with the Product positioning [****] as set forth in Exhibit C.

(c) Consequences of Failure to Meet the Specific Commercial Commitments in the European Union. In the event of a breach by MIOL under Section 6.1(b)(ii)(A) or Section 6.1(b)(ii)(B), CVT shall have the right to terminate the Agreement in accordance with the notice and Cure Period provisions under Section 16.2. In the event of a breach by MIOL of Section 6.1(b)(i)(C) relating to at least two (2) countries among Italy, Spain and France, and if MIOL has not achieved the Commercial Launch of the Product within [****] after the receipt of Regulatory Approval and Pricing Approval in at least [****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

other countries in the European Union (excluding all Major European Countries), CVT shall have the right to terminate the Agreement in accordance with the notice and Cure Period provisions under Section 16.2. In lieu of the termination right under this Section 6.1(c), at CVT’s election (exercised by written notice to MIOL), as liquidated damages for any such breach by MIOL of Section 6.1(b) and as CVT’s sole and unique remedy in lieu of such termination and other legal or equitable remedy, MIOL shall owe and pay to CVT an amount equal to the product of [****] multiplied by the “Shortfall Amount”, which is defined as the difference between the amount that MIOL was obligated to spend in the aggregate under Section 6.1(b)(ii)(A) and 6.1(b)(ii)(B) and the amount actually spent in the aggregate for promotional spending and Details. MIOL shall pay such Shortfall Amount to CVT hereunder no later than [****] days after CVT’s written election to MIOL under this Section 6.1(c) has been provided to MIOL.

(d) Consequences of Failure to Meet the Specific Commercial Commitments In the Territory Outside the European Union. With respect to commercialization of the Product in each of the countries in the Territory outside of the European Union, MIOL shall use [****] to Commercialize the Product in such countries. In the event that MIOL fails to achieve Commercial Launch of the Product in any such country in the Territory outside the European Union within [****] after MIOL has obtained all Regulatory Approvals and Pricing Approvals required in order to market the Product in such country (or, at the latest, MIOL fails to achieve Commercial Launch of the Product in such country within [****] after the Effective Date, subject to the last sentence of this Section 6.1(d)), CVT shall have the rights set forth below in this Section 6.1(d). In such event CVT may notify MIOL of such breach under Section 16.2 and in the event that MIOL has not cured such breach within the Cure Period specified therein, CVT shall be entitled, provided that CVT has notified MIOL of such breach under Section 16.2 and MIOL has not cured such breach within the Cure Period specified therein, effective immediately on written notice to MIOL, to take either of the following actions as CVT’s sole and unique remedy for such breach and in lieu of any legal or equitable remedy, at CVT’s sole discretion and election (as set forth in CVT’s notice to MIOL hereunder): (i) CVT may terminate the Agreement (including the exclusive licenses granted to MIOL under the Agreement) solely in such country for material breach, and the provisions of Section 16.5 shall apply with respect to any such country on any such termination; or (ii) CVT may convert the exclusive licenses granted to MIOL under the Agreement in such country into non-exclusive licenses in such country. With regard to any potential modification of the [****] deadline set forth in this Section 6.1(d), the Parties agree as follows:

(A) The Parties agree that MIOL shall notify CVT in writing of any requirement for Regulatory Approval or Pricing Approval of the Product in any country in the Territory outside of the European Union that may necessitate extension of the aforementioned [****] period in such country; provided, however, that, except as provided in clause (ii) below, any such notice shall be provided by MIOL to CVT no later than [****] after the Effective Date in order for MIOL to be entitled to any extension hereunder; and provided further, however, that in the event of any timely notice from MIOL hereunder the Parties

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

shall negotiate in good faith and agree in writing on a new time period after the Effective Date by which MIOL shall be obligated to achieve Commercial Launch of the Product in such country in order to avoid triggering CVT’s rights and remedy under this Section 6.1(d).

(B) If MIOL provides a notice to CVT under this Section 6.1(d) regarding any potential extension on a non-timely basis (i.e., after the initial [****] period noted herein, but in any event prior to [****] after the Effective Date), in such event MIOL must be able to demonstrate to CVT that MIOL used [****] to submit for and obtain Regulatory Approval for the Product in such country in order to achieve Commercial Launch of the Product in such country prior to [****] from the Effective Date, and CVT shall determine in its good faith and reasonable discretion whether or not MIOL has exerted such [****] in such country. If CVT agrees that MIOL has used [****] in such country as provided herein, the Parties shall negotiate in good faith and agree in writing on a new time period after the Effective Date by which MIOL shall be obligated to achieve Commercial Launch of the Product in such country in order to avoid triggering CVT’s rights and remedy under this Section 6.1(d).

(e) MIOL Commercial Responsibilities. Subject to review by the JOC, MIOL shall be responsible for all activities, costs and expenses of Commercialization and Distribution of Products in the Territory under the Agreement including, obtaining all Pricing Approvals in the Territory, provided that CVT makes available, upon MIOL’s reasonable request, all necessary medical information in CVT’s possession relating to the Product (including results of Phase IV Studies in the Territory under Section 7.2(a). MIOL shall also be responsible for the importing, exporting, Commercialization and Distribution of the Product in the Territory, subject to JSC and JOC review as provided in this Agreement and the CVT Detailing Option in Article 10.

(f) Pricing Approvals. MIOL shall have full decision-making authority with respect to the pricing and reimbursement strategy in respect of the Product in any and all of the countries in the Territory. MIOL shall keep CVT informed as to potential and actual Product pricing throughout the Territory, in compliance with applicable Laws. If CVT has applicable Law-compliant concerns regarding Product pricing matters in the Territory in the EU with respect to the Product, CVT may prepare its own analysis of the market potential and potential pricing strategy for the Product and present such analysis and recommendation to MIOL, which analysis shall reasonably be taken into consideration by MIOL.

6.2 Commercial Plan and Reports.

(a) Content. As the holder of the exclusive rights to Commercialize the Product in the Territory, MIOL shall have sole right to Distribute the Product and book sales thereof in the Territory, to Market, promote and sell the Product in the Territory, and to decide on all promotional materials, subject only to Section 6.3 and the CVT

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Detailing Option set forth below. Commencing [****] days prior to the first Commercial Sale Date of the Product in the first of the Major European Countries (or, if not one of the Major European Countries, the first country in the Territory in which Commercial Launch is achieved) and annually thereafter MIOL shall provide to CVT through the JOC a twelve (12)-month Marketing plan and report of activities for Marketing and Commercialization of the Product in the Territory, and which shall include the following, in compliance with applicable Law:

(i) description of the Marketing, sales, advertising and promotional activities anticipated, including pre-launch market development;

(ii) detailed commercialization and promotional activities;

(iii) goals and targeting of the promotion of the Product;

(iv) planned activities to be conducted at medical conferences;

(v) projected three (3)-year Product purchase requirements;

(vi) historical market research results related to Product sales, Marketing and promotional activities;

(vii) status of the market environment and positioning of the Product; and

(viii) relevant Marketing or Commercialization information that is reasonably requested by CVT.

(b) Comments; Annual Report. CVT shall have the opportunity to provide comments to MIOL on such activities, updates and other information, which comments will be reasonably taken into consideration by MIOL. After the close of each calendar year during the Term, MIOL shall provide to the JOC a detailed written report on all activities conducted by MIOL under the Marketing plan during the year, and such information shall be provided on a country-by-country basis for each of the Major European Country markets.

(c) CVT Detailing Option. If CVT exercises the CVT Detailing Option under Article 10.0 below, the Parties shall revise the information provided under Section 6.2(a) above as mutually agreed upon in writing in the Detailing Agreement or otherwise.

6.3 Advertising and Promotional Materials. MIOL shall develop and approve relevant sales, promotion and advertising materials relating to the Product which shall be compliant with all applicable Laws, and the provisions of the applicable Regulatory Approval. CVT will provide MIOL with all information reasonably necessary to ensure that the materials are prepared in a manner consistent with the provisions of the

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Regulatory Approval. Prior to the transfer of the MAA from CVT to MIOL as provided in Article 7.0, (a) CVT shall have the right to review and comment on the English version of the materials used by MIOL and its Affiliates and sublicensees in the promotion of the Product that constitute labeling of the Product as defined under the applicable Laws and regulations in the Territory (collectively, the “Product Promotional Materials”), and CVT’s comments shall be [****] in advance of first use; and (b) MIOL shall submit the English version of the Product Promotional Materials to CVT as far in advance of intended first use as is feasible for CVT’s review, and the Parties shall agree in writing on additional industry-standard procedures to ensure timely and appropriate review of all such Product Promotional Materials prior to the transfer of the MAA to MIOL.

6.4 Sales and Distribution. MIOL shall be responsible for booking sales of the Product in the Territory, and for all warehousing and Distribution of the Product in the Territory once CVT has delivered the Product to MIOL in accordance with Section 9.1. If CVT receives any order for the Product in the Territory, it shall use [****] to refer such order to MIOL. If MIOL receives any order for the Product outside the Territory, it shall use [****] to refer such order to CVT.

6.5 Trademarks; CVT Recognition. Where possible, the Product shall be sold under the Ranexa® Trademark. All packaging and promotional materials relating to the Product shall display the Trademark in a manner consistent with good commercial practice and applicable Law with recognition of CVT. With JSC consent, MIOL may propose alternative trademarks to the Ranexa® Trademark for specific countries in the Territory, which consent shall not be unreasonably withheld and shall be subject to obtaining Regulatory Approval to use such alternative Trademark.

6.6 Sharing of Commercial Information. Subject to the rights of any Third Parties and in compliance with all applicable Laws, rules and regulations, in addition to the specific information which MIOL shall provide to CVT as set forth in Section 6.2(a), through the JOC, MIOL and CVT may exchange any technical or general market information about their respective territories which they have in their possession and which is pertinent to the Product. Notwithstanding the foregoing, this Section 6.6 shall immediately cease to apply in the event that CVT and/or any of its Affiliates, or MIOL and/or any of its Affiliates, is involved in the development, registration, marketing, promotion, distribution or sales in the Territory of (i) any product which competes with the Product, (ii) any product containing the Compound; or (iii) the Product (except as a result of the exercise of the CVT Detailing Option).

6.7 Product Withdrawals or Recalls. The Parties shall maintain records as necessary to permit a withdrawal or recall of any Product delivered to MIOL under the Supply Agreement. Upon discovery that the Product should be withdrawn, subject to corrective action or recalled, each Party shall give immediate notice in writing to the Director of Quality Control/Assurance of the other Party. Upon receiving any such notice, the Parties shall cease further shipment of Product in their possession or control until a decision has been made whether a recall or some other corrective action is

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

necessary. The decision to initiate a recall or to take some other corrective action, if any, shall be made by the Party holding the Product registration. If any other corrective actions in the Territory are deemed necessary by either Party, the decision to take any additional corrective actions shall be made by the JSC. To the extent that a recall results from, or arises out of, any breach by CVT of its Manufacturing obligations, CVT shall use its [****] to replace (free of charge) the recalled Product within [****] days from the date of notification. Without prejudice to Section 15.2(a), CVT’s cost for such recall resulting or arising from any such breach by CVT shall be limited to replacement of finished packaged Product. In all other circumstances, recalls or other corrective actions shall be made at MIOL’s sole cost and expense, except that in the case of [****] by a Party that results in a Product recall, such Party shall be responsible and liable for all recall-related expenses incurred by the other Party.

6.8 Medical Inquiries. MIOL shall be responsible for responding to all medical questions or inquiries from members of the medical profession in the Territory regarding the Product; provided, however, that MIOL may elect to delegate the conduct of these activities to one or more agents. In any event, CVT shall refer to MIOL all such questions and inquiries in the Territory that CVT receives, and MIOL shall refer to CVT all such questions and inquiries outside the Territory that MIOL receives. In addition, the Parties shall agree in writing on interim procedures for handling of medical inquiries in the EU during the period prior to transfer of the MAA to MIOL.

7.0 REGULATORY

7.1 Regulatory Approvals.

(a) Prior to Transfer of the MAA. For a period of time to be agreed upon in writing by the Parties, which the Parties expect shall not exceed [****] following the Effective Date, CVT shall hold and maintain the MAA and be solely responsible for all regulatory interactions and submissions pertaining to the MAA, in consultation with MIOL through the JDC. Prior to transfer of the MAA to MIOL, (i) MIOL will have the right to be informed of all material meetings and other material contacts of CVT with the EMEA pertaining to the Product and the EU Regulatory Approval and may review material submissions and variations, (ii) CVT shall provide MIOL with reasonable advance notice of all such material meetings, material submissions and variations, (iii) CVT shall promptly provide to MIOL copies of material documents received from the EMEA pertaining to the Product in the EU, including without limitation all proposed labeling received from the EMEA, and (iv) CVT shall transfer to MIOL within two (2) weeks after the Effective Date a full copy of the approved MAA and all other official correspondence between CVT and EMEA after CVT’s receipt of Regulatory Approval of the MAA through the date of CVT’s transfer of such official correspondence to MIOL.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Transfer of the MAA. At a time which will be mutually agreed upon by CVT and MIOL in writing which the Parties expect shall be no later than [****] after the Effective Date, CVT shall transfer the MAA to MIOL and thereafter, under oversight of the JDC, MIOL shall hold and maintain the MAA and be responsible for all activities related to obtaining and/or maintaining Regulatory Approvals for the Product in the EMEA countries. CVT shall inform the EMEA product manager or appropriate EMEA representative of CVT’s intent to transfer the MAA to MIOL and shall follow the required procedures including all required documentation to effect the transfer of the MAA to MIOL. CVT shall provide MIOL with reasonable advance notice of all such required documentation and consult with MIOL on the preparation of the application. Following transfer of the MAA, MIOL shall: (i) keep CVT informed as to the status of the MAA and to permit, to the extent possible, CVT to review and comment on, in advance, key correspondence, communication or other documentation to be filed with Regulatory Authorities; (ii) promptly notify CVT in the event of any change in status relating to the MAA; (iii) confer with CVT on the preparation of any filings and communications; (iv) upon request, provide CVT copies of written communications with Regulatory Authorities; and (v) permit CVT to attend material meetings with Regulatory Authorities. MIOL shall conduct all such regulatory interactions in accordance with all applicable Laws. CVT shall provide reasonable assistance to MIOL in preparing documentation in support of authorizations and in responding to any queries from authorities at MIOL’s expense. MIOL agrees that during the Term, CVT shall have a free-of-charge right of cross reference to the MAA for purposes of CVT’s regulatory submissions inside and outside the Territory as permitted under this Agreement.

(c) Product Registrations Other than MAA. Under oversight of the JDC, MIOL shall hold and maintain all Product registrations in the Territory (except for the MAA prior to transfer to MIOL under Section 7.1(a)) and shall be responsible for all activities related to obtaining and/or maintaining such Regulatory Approvals in the Territory, including preparation, submission and prosecution of such Regulatory Approvals. MIOL shall: (i) keep CVT informed as to the status of its regulatory applications and to permit CVT to review and comment on, in advance, key correspondence, communication or other documentation to be filed with Regulatory Authorities; (ii) promptly notify CVT in the event of any change in status relating to the Product registrations in any country in the Territory that are materially inconsistent with the MAA or would have an impact on Product labeling; (iii) confer with CVT on the preparation of such filings, communications and registration process; (iv) upon request, provide CVT copies of written communications with Regulatory Authorities; and (v) permit CVT to attend material meetings with Regulatory Authorities. MIOL shall conduct all such regulatory interactions in accordance with applicable Laws. CVT shall provide reasonable assistance to MIOL in preparing documentation in support of authorizations and in responding to any queries from authorities, at MIOL’s expense. MIOL agrees that during the Term, CVT shall have a free-of-charge right of cross reference to the MAA for purposes of CVT’s regulatory submissions inside and outside the Territory as permitted under this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(d) Product Labeling in the Territory. The core safety information for the Product will be prepared and maintained by CVT including as provided in the Safety Agreement. To the extent permitted by applicable Laws, MIOL shall use CVT’s core safety information as a guide when developing local labeling for the Product. CVT and MIOL shall use good faith efforts to achieve consensus on matters related to Product labeling, including all material safety issues and all labeling objections. During the Term, CVT shall have the right to object to any proposed labeling that MIOL proposes to submit for the Product in the Territory on the grounds that (i) such labeling will have a material adverse effect on the Commercialization of the Product for such indication in the Territory or in the United States or elsewhere outside the Territory or (ii) such labeling is not consistent with the core safety information for the Product maintained by CVT; and MIOL shall also have such rights with respect to the labeling in the EU prior to the transfer of the MAA to MIOL. In the event either Party exercises its right to object hereunder, the Parties shall use good faith efforts to resolve such objection by mutual agreement.

7.2 Phase IV Studies (Including Investigator-Initiated Studies); Satisfaction of Conditions Imposed on Holder of Approved MAA.

(a) CVT Responsibilities. CVT’s sole responsibilities with respect to Phase IV Studies under the Agreement shall be (i) to conduct the sole Phase IV Study for the Product which has been mandated by the EMEA in connection with the initial licensure of the Product prior to the Effect Date, which is the metoprolol drug-drug interaction study (including any modifications, if any, required by EMEA with respect to such Phase IV Study), and (ii) to conduct the pharmacovigilance plan as agreed in the risk management plan presented in the approved MAA (including any subsequent updates of the risk management plan, if any, agreed by the EMEA while CVT holds the approved MAA). In addition, prior to the Effective Date CVT has agreed with the EMEA on a patient alert card for the Product as required under the approved MAA. The costs of the foregoing Phase IV Studies shall be solely borne by CVT. CVT will provide MIOL with the final study report for the Phase IV Studies within [****] days after completion of such Phase IV study.

(b) MIOL Responsibilities. MIOL shall have the sole responsibility for conducting any other Phase IV Studies (including any investigator-initiated studies) with respect to the Product in the Territory (other than the Phase IV Study covered by Section 7.2(a)). MIOL shall have the right, but not the obligation, to conduct any Phase IV Study which is required, requested or mandated by a Regulatory Authority for the purposes of registering or maintaining the registration of the Product in the Territory; provided, however, that if MIOL does not conduct any Phase IV Study which is required, requested or mandated by a Regulatory Authority in a given country in the Territory, CVT shall have the rights set forth below in this Section 7.2(b). CVT shall be entitled, effective immediately on written notice to MIOL, to take either of the following actions at CVT’s sole discretion and election (as set forth in CVT”s notice to MIOL hereunder): (i) CVT may terminate the Agreement (including the exclusive licenses granted to MIOL under the Agreement) solely in such country and the provisions of 16.5 shall apply with respect to any such country on any such termination; or (ii) CVT may convert the exclusive

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

licenses granted to MIOL under the Agreement in such country into non-exclusive licenses in such country. MIOL shall also have the sole responsibility for all Phase IV Studies in the Territory that are not required, requested or mandated by a Regulatory Authority, including investigator-initiated studies. MIOL shall first obtain JDC approval of any Phase IV Studies in the Territory under this Section 7.2(b) (including investigator- initiated studies). All such Phase IV Studies and investigator-initiated studies shall be subject to JDC prior written approval and subject to periodic and timely progress reporting as deemed appropriate by the JDC. MIOL shall provide to CVT the final study report for any such Phase IV Study within [****] days after completion of such Phase IV study and CVT shall be free to use any and all such study reports in accordance with its rights set forth in Section 3.2. The cost of such Phase IV Studies shall be borne one hundred percent (100%) by MIOL. Data and results from Phase IV Studies may only be submitted for publication following scientific review by the JDC and CVT’s prior written approval of such publication. CVT shall provide such written approval or disapproval of such proposed publication, as the case may be, within the following time frames after such proposed publication has been provided to CVT for review: (A) within [****] days if the proposed publication is a manuscript; and (B) and within [****] days if the proposed publication is an abstract for presentation at or inclusion in the proceedings of a scientific meeting or a transcript of an oral presentation to be given at a scientific meeting. With regard to the patient alert card required under the approved MAA as of the Effective Date, MIOL shall ensure that the patient alert card as provided by CVT to EMEA under Section 7.2(a) and approved by EMEA shall be provided directly to the pharmacy with each Product shipment in the European Union, and shall request each pharmacist to distribute such approved patient alert card to each patient at the time the Product is dispensed in the European Union.

8.0 SAFETY

8.1 Pharmacovigilance and Safety Agreement.

(a) Global Safety Database. CVT shall maintain the global safety database for the Product and shall be responsible for global pharmacovigilance for the Product, at CVT’s sole cost and expense. MIOL shall provide the qualified person for the pharmacovigilance in the Territory.

(b) Safety Agreement. Within three (3) months after signing the Agreement, the Parties will enter into a detailed safety agreement (the “Safety Agreement”), which will include provisions to ensure full coordination between CVT and MIOL with regard to the Product and safety reporting, in accordance with global regulations and timelines, including MIOL in-Territory collection and transmission of safety reports to CVT (for the global safety database), CVT in-Territory collection and transmission of safety reports to MIOL, MIOL reporting to Regulatory Authorities in the Territory, CVT reporting to Regulatory Authorities outside the Territory and how the Parties will coordinate the reporting process with regard to the EMEA prior to CVT’s transfer of the MA to MIOL. The Parties shall periodically review the Safety Agreement and suggest revisions or and/or updates as necessary or appropriate based on changes in applicable Laws or other factors.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) Safety Terms. For purposes of this Agreement including this Article 8.0, and the Safety Agreement, the terms “Adverse Event”, “Adverse Drug Reaction”, “Serious Adverse Event” and “Serious Adverse Drug Reaction” shall have the meanings ascribed to such terms under applicable Laws in the Territory (including Eudralex Vol. 9A of the Rules Governing Medicinal Products in the European Union or the International Conference on Harmonization or the Technical Requirements for the Registration of Pharmaceuticals for Human Use (ICH)) or as otherwise agreed between the Parties in writing in the Safety Agreement.

(d) Safety Reporting. As set forth in greater detail in the Safety Agreement:

(i) MIOL shall collect, investigate and report all Product complaints associated with the Product in the Territory where there is an associated AE or ADR in accordance with the format, timelines and procedures set forth in the Safety Agreement. MIOL shall forward all Product complaints associated with an AE to CVT within the timelines set forth in the Safety Agreement.

(ii) CVT shall be responsible for preparation of Periodic Reports (including PSURs, PSUR addenda or PSUR bridging reports) for the Product in accordance with ICH E2C Safety Data Management, PSURs, Eudralex Vol. 9A and applicable Laws. MIOL shall be responsible for the submission of any Periodic Report, PSUR, PSUR addendum or PSUR bridging report in the Territory in accordance with the timelines set forth in the Safety Agreement.

(e) Safety Database and Safety Committee. Subject to the terms of the Safety Agreement, MIOL shall have read-only access to CVT’s global safety database for the Product, and shall have the ability to run individual or summary reports from such database, or request reports from CVT. One (1) or more representatives from MIOL (as agreed upon by the Parties) shall be permitted to serve as a member of the CVT Ranolazine Drug Experience Committee.

8.2 New Information. Each Party shall promptly notify the other if such Party becomes aware of any material information or circumstance that is likely to have a material adverse effect on the Commercialization of the Product in the Territory.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

9.0 MANUFACTURING AND SUPPLY OF PRODUCT

9.1 General. Subject to the terms and conditions of the Supply Agreement which shall govern in the event of any inconsistency between this Agreement (including this Article 9) and the Supply Agreement, the Parties agree as follows with respect to supply of Product under this Agreement:

(a) Supply Agreement. Within three (3) months of the Effective Date, the Parties shall negotiate in good faith and shall agree upon and enter into a separate detailed supply agreement (the “Supply Agreement”) setting forth the Parties’ understandings with respect to forecasting of expected requirements, ordering, delivery, invoicing and payment, record keeping, and regulatory responsibilities, handling of complaints, procedures implemented by CVT, and MIOL’s rights to audit. The Supply Agreement may be modified as agreed upon by the Parties in writing if and when MIOL exercises its Manufacturing Option under Section 9.3. The Supply Agreement shall provide that it shall terminate automatically on the effective date of any termination or expiration of this Agreement, except as otherwise agreed in writing by the Parties. The JSC shall be responsible for periodically reviewing the Supply Agreement and suggesting revisions and/or updates as necessary or appropriate. The Supply Agreement shall include provisions which are consistent with Sections 9.1(b), (c) and (d) and Section 9.2 below.

(b) CVT Responsibilities. CVT, or its contract manufacturers, shall Manufacture, store and supply the Product in accordance with the Product Specifications as referenced in the MAA and as agreed upon by the Parties. CVT will provide the ordered quantities of the Product in bulk tablet form at CVT’s Manufacturing Cost plus [****] percent ([****]%), subject to the [****] as defined in the Supply Agreement.

(c) MIOL Responsibilities. MIOL will be responsible for all shipping, packaging, distribution and costs thereof of Product in the Territory, including assuming [****], the qualified packager for the Product which is referenced in the approved MAA. At MIOL’s request, CVT will manage and retain its relationship with [****] until the MAA is transferred to MIOL.

(d) MIOL Forecasts and Orders; VAT; MIOL Payments. Within [****] days after the Effective Date and monthly thereafter on or prior to the last day of each calendar month during the Term, MIOL shall provide CVT with a forecast of estimated Product requirements by dosage strength on a rolling twelve (12)-month basis. Such forecasts shall represent MIOL’s reasonable estimates of the quantity of Product required in the Territory during the twelve (12)-month period covered by the forecast. At the time each forecast is delivered to CVT by MIOL, the quantity of Product specified for the first four (4) months of the MIOL forecast shall be deemed a binding firm order (“Firm Order”) for Product and shall be accompanied by a purchase order, and the quantity of Product specified in the fifth (5th) month of each MIOL forecast shall be considered partially binding as set forth in the Supply Agreement. CVT shall use [****] to accommodate adjustments to the Manufacturing schedule based on changes to the forecast by MIOL. CVT shall not unreasonably reject orders. CVT shall execute all accepted purchase orders and shall use its [****] to deliver Product to MIOL’s carrier at CVT’s designated facility within [****] business days of the delivery date specified in the MIOL purchase

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

order. MIOL shall be responsible for arranging, at its expense, for all shipping, freight, insurance and customs clearance and payment of all VAT, duties and import fees. MIOL shall pay CVT for all Manufacture and supply of Products hereunder, and shall reimburse CVT for all costs associated with bulk, shipping and insurance, VAT, import duties and packaging, in any case in United States Dollars by wire transfer (or other mutually acceptable means) of immediately available funds to an account designated by CVT in writing, within [****] days of receipt of an invoice from CVT.

9.2 Price of Product. Subject to the [****] in the Supply Agreement, the purchase price for the supply by CVT to MIOL of the Product shall be CVT’s Manufacturing Cost of such Product plus [****] percent ([****]%). The price of the Product as set forth in this Section 9.2 and the Manufacturing Cost shall not include VAT, import taxes, duties or any other required taxes; and if any such taxes are imposed for the sale or purchase of the Product by MIOL, such taxes shall be paid by MIOL.

9.3 Option to Manufacture by MIOL and/or its Affiliates.

(a) Option to Manufacture the Bulk API. MIOL shall have the option, at any time during the Term of the Agreement, and upon at least [****] prior written notice to CVT, to take over the Manufacturing of MIOL’s requirements of the Compound in the Territory, either by itself or acting through any Affiliates or Third Parties, provided that any such Third Party shall be subject to the prior written consent of CVT, not to be unreasonably withheld, conditioned or delayed (the “Manufacturing Option for Bulk API”); provided, however, that in order to exercise its Manufacturing Option (other than in connection with any CVT uncured failure to supply the Product under the Supply Agreement, which is addressed in the next sentence), MIOL must agree to either [****], and in either case on business terms that are normal and customary. MIOL shall notify CVT of which of the foregoing approaches it selects as part of the notice to CVT exercising its Manufacturing Option hereunder. The Parties agree that if MIOL exercises its Manufacturing Option solely because of CVT’s uncured failure to supply the Product under the Supply Agreement, in such event (and only in such event) MIOL shall be entitled to exercise its Manufacturing Option without being required to provide [****] months’ prior notice as provided above and without being required to meet the conditions set forth above relating to Manufacture and supply of the Compound for CVT and the pricing of such supply.

(b) Option to Manufacture Bulk Tablets of Product. MIOL shall have the option, at any time during the Term of the Agreement, and upon at least [****] prior written notice to CVT, to take over the Manufacturing of MIOL’s requirements of tablets of Product in the Territory, either by itself or acting through any Affiliates or Third Parties, provided that any such Third Party shall be subject to the prior written consent of CVT, not to be unreasonably withheld, conditioned or delayed (the “Manufacturing Option for Tableting”).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) Manufacturing and Supply Agreement(s). In the event of exercise of the Manufacturing Option for Bulk API set forth in Section 9.3(a), the Parties shall negotiate in good faith and enter into one or more manufacturing and supply agreement(s) between CVT and MIOL that shall include; at a minimum, the following conditions: (i) MIOL or any Third Party manufacturer acting on behalf of MIOL shall meet CVT’s quality and regulatory requirements for the Compound or the Product, as the case may be; (ii) MIOL shall be responsible for all expenses related to technology transfer, scale-up, process validation and registration of new manufacturing sites; and (iii) CVT and MIOL shall remain responsible for supply and payment for any Firm Order made under Section 9.1(d), except as only as otherwise expressly agreed to in writing by the Parties. In the event of exercise of the Manufacturing Option for Tableting under Section 9.3(b), the Parties shall negotiate in good faith and enter into one or more technology transfer agreements between CVT and MIOL that shall include, at a minimum, the following conditions: (A) MIOL shall be responsible for all expenses related to technology transfer, scale-up, process validation and registration of new manufacturing sites; and (B) CVT and MIOL shall remain responsible for supply and payment for any Firm Order made under Section 9.1(d), except as only as otherwise expressly agreed to in writing by authorized representatives of the Parties.

10.0 OPTION FOR CVT TO DETAIL THE PRODUCT

10.1 Option. Subject to the terms and conditions set forth in this Agreement and notwithstanding Section 6.1(e), MIOL hereby grants to CVT an exclusive option to Detail the Product with MIOL on a country-by-country basis in either or both of the [****] or [****] on the following terms and conditions:

(a) CVT Detailing Option Period. CVT shall have an exclusive option to Detail the Product with MIOL on a country-by-country basis in each of the [****] with a focus on specialists (the “CVT Detailing Option”). Such CVT Detailing Option shall be exercised by written notice from CVT to MIOL (the “CVT Detailing Option Exercise Notice”) on a country-by-country basis within [****] years from the First Commercial Sale Date in each such country, on [****] months’ prior written notice from CVT to MIOL regarding such exercise;

(b) CVT Exercise of Detailing Option. Commencing promptly after MIOL’s receipt of any CVT Detailing Option Exercise Notice under Section 10.1(a), the Parties shall negotiate in good faith for not more than [****] days from the effective date of receipt of such CVT Detailing Option Exercise Notice and shall agree on the terms and conditions governing the Detailing of the Product by CVT and MIOL in the country(ies) covered by such CVT Detailing Option Exercise Notice. As part of the negotiation regarding the terms and conditions governing the CVT Detailing of the Product, MIOL shall provide to CVT information to the extent reasonably requested by CVT regarding the then-current cost incurred by MIOL for Primary Details, Secondary Details and Sales Representatives; and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) Detailing Agreement. The terms and conditions mutually agreed upon by the Parties with respect to any Detailing hereunder shall be set forth in one or more separate Detailing Agreements (each, a “Detailing Agreement”) which shall be signed by the Parties no later than [****] days following the applicable CVT Detailing Option Exercise Notice. The Parties agree that any CVT Detailing Agreement hereunder shall include the following terms:

(i) CVT shall agree to supply sales representatives in accordance with the following: (A) a maximum of [****] sales representatives in the [****]; and (B) a maximum of [****] sales representatives in [****];

(ii) as consideration for CVT’s efforts with respect to Details during the Detailing Agreement, MIOL shall reimburse CVT in accordance with the following: (A) as long as CVT’s sales representatives are only Detailing the Product, MIOL shall reimburse CVT for [****] percent ([****]%) of MIOL’s FTE costs for such sales representatives (but not less than [****] Euros (€[****]) per FTE); (B) if CVT’s sales representatives are Detailing the Product and one (1) or more additional product(s) and the Product is in the Primary Position in such Details, MIOL shall reimburse CVT for [****] percent ([****]%) of the FTE costs for such sales representatives (but not less than [****] Euros (€[****]) per FTE); and (C) if CVT’s sales representatives are Detailing the Product and one (1) or more other product(s) and the Product is in the Secondary Position in such Details, MIOL shall reimburse CVT for [****] percent ([****]%) of the FTE costs for such sales representatives (but not less than [****] Euros (€[****]) per FTE;

(iii) MIOL shall be responsible for providing CVT with Product samples, training and promotional materials, at MIOL’s cost and expense and in accordance with MIOL’s standards.

(iv) other than such reimbursement under Section 10.1(c)(ii) by MIOL and MIOL’s cost-bearing under Section 10.1(c)(iii), CVT’s sole additional consideration for its Detailing efforts shall be the royalties and milestones paid by MIOL to CVT under the Agreement;

(v) CVT shall have no right to subcontract or sublicense its rights and obligations under such Detailing Agreement to any Third Party;

(vi) A Detailing committee, managed and chaired by MIOL, established by the Parties shall oversee the Detailing efforts provided by CVT;

(vii) MIOL shall be solely responsible for defining the Marketing, advertising and promotional strategy for the Product in the Territory, as well as any Detailing plan between the Parties, including but not limited to targeting, frequency of Details and so forth, and shall consult with CVT regarding such matters and take CVT’s comments reasonably into account;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(viii) The provisions of the Detailing Agreement may be modified on an annual basis after the first (1st) year by mutual written agreement of the Parties;

(ix) MIOL hereby grants to CVT and its Affiliates and any contract sales organization under contract with CVT for the country(ies) covered by the CVT Detailing Option Exercise Notice a non-transferable non-exclusive license to use MIOL’s corporate name and any product logos, tradenames, and trademarks associated with the Product in each of the country(ies) covered by such CVT Detailing Option Exercise Notice only, and only for purposes of activities conducted by CVT or its Affiliates or on behalf of CVT by its contract sales organization (including its personnel) under this Agreement or the Detailing Agreement;

(x) CVT shall comply with MIOL’s Affiliates’ sales reporting system requirements, provided that MIOL shall assist CVT in complying with sales reporting systems;

(xi) Each such Detailing Agreement shall provide that it shall terminate automatically on the effective date of any termination or expiration of this Agreement, except as otherwise agreed in writing by the Parties; and

(xii) The period of time during which CVT may Detail the Product in the Territory under this Section 10.1 and any Detailing Agreement shall commence on a country-by-country basis in the [****] on the date on which the first Detail is conducted by CVT in such country and shall terminate on the [****] anniversary of the First Commercial Sale Date in such country.

11.0 PRODUCT DEVELOPMENT

11.1 Research and Development. During the Term of the Agreement, inside and outside the Territory CVT shall have the sole right and responsibility for all research and development of the Product and the Compound, with the exceptions of (a) any Phase IV studies conducted by MIOL pursuant to Section 7.3(b) , and (b) all Joint Development Plans for the Product under this Agreement, which the Parties agree shall be conducted pursuant to a Development Agreement which shall specify whether such Joint Development is conducted by MIOL, by CVT or jointly by MIOL and CVT, in any case under one (1) or more jointly agreed Joint Development Plans. The initial Joint Development Plan for the Product shall be mutually agreed between the Parties under the mechanisms set forth in Section 11.3(a) within three (3) months of the Effective Date.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

11.2 MIOL and CVT Investments in the Product. MIOL shall determine in its sole discretion whether or not to agree to any Joint Development Plans proposed by CVT, and whether or not to participate in any proposed Joint Development Plans, under the governance and “opt-in” mechanisms set forth in Section 11.3. CVT agrees to invest its share of the Development Costs under such Joint Development Plans as determined in Section 11.3 for purposes of conducting such Joint Development Plans. CVT shall propose any ideas for Joint Development Plans to MIOL, but shall determine in its sole discretion whether or not to agree to any Joint Development Plans proposed by MIOL, and whether and how to conduct any CVT Independent Development under Section 11.4 and whether and how to conduct any CVT Projects under Section 11.6.

11.3 MIOL Opt-In and Opt-Out Rights.

(a) Mandatory and Other Offerings as Joint Development Plans. The Parties agree that each development program in respect of the Product or the Compound which is intended by either Party or which either Party believes would likely result in a regulatory filing for a (i) New Indication, (ii) a label extension of the Initial Indication, or (iii) any other indication for a pharmaceutical product containing the Compound (collectively, an “Additional Indication”) shall be proposed to the other Party as a Joint Development Plan. MIOL may elect to opt-out of such Joint Development Plan pursuant to this Section 11.3 (in which case CVT shall be entitled to proceed on its own with respect to such Development subject to Section 11.4). CVT must offer to MIOL in writing any Development plan which would likely result in a regulatory filing for an Additional Indication, for purposes of MIOL’s opt-in rights under this Section 11.3. In addition, CVT in its sole discretion may (but is not required to) propose any other Development (which CVT does not intend or does not believe is likely to lead to an Additional Indication) to MIOL in writing as a Joint Development Plan for purposes of MIOL’s opt-in rights under this Section 11.3; provided, however, that CVT in its sole discretion may determine to conduct any such other Development as a CVT Project under Section 11.6. In addition, MIOL may, in its sole discretion, propose any Development plan to CVT for consideration as a Joint Development Plan, and must offer to CVT in writing as a proposed Joint Development Plan any Development plan which would likely result in a regulatory filing for an Additional Indication. Any Joint Development Plan proposed by either Party shall be reviewed by the JDC (which shall make a recommendation to the JSC) as provided under Section 2.4(c)(i) no later than thirty (30) days after such Joint Development Plan has been proposed in writing by a Party hereunder. The JSC shall make a decision under Section 2.2(c)(ii) regarding whether or not to approve and conduct any such proposed Joint Development Plan within fifteen (15) days after the JDC’s recommendation to the JSC under Section 2.4(c)(i). Any JSC approval of a Joint Development Plan under Section 2.2(c)(ii) shall be deemed to constitute MIOL’s election to “opt-in” to such Joint Development Plan under Section 11.3(b) (a “MIOL Opt-In”), and each Party’s mutual written agreement to conduct such Joint Development Plan (as approved by the JSC) and to share the Development Costs thereof as provided in Section 11.3(b).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) Opt-In and Later-Opt-In Rights and Cost-Sharing. If MIOL elects to participate in any Joint Development Plan as provided under Section 11.3(a), MIOL shall fund [****] percent ([****]%) of the Development Costs for such Joint Development Plan, and CVT shall fund [****] percent ([****]%) of the Development Costs for such Joint Development Plan; provided, however, that for Joint Development relating to [****] the foregoing cost-sharing percentages shall apply and MIOL shall fund, in total, no more than [****] Dollars ($US[****]) of the Development Costs for Joint Development during the first three (3) years of the Term, and any cost sharing arrangement for these indications which exceeds [****] Dollars ($US[****]) in the aggregate will be negotiated in good faith by the Parties and agreed to by the Parties, provided that there will be no change in the milestones under Sections 4.2(b) and (c) associated with these indications. If MIOL elects not to participate in any Joint Development Plan as provided under Section 11.3(a), CVT in its sole discretion may conduct such Development program as provided in Section 11.3(c), and MIOL shall have the option at its sole discretion to “opt-in” to such Development program later, up to the date on which the first patient is enrolled in the first Phase III Study under such Development program if conducted by CVT (a “MIOL Later Opt-In”); provided, however, that in order to exercise a MIOL Later Opt-In, MIOL must provide written notice to CVT of MIOL’s exercise of the MIOL Later Opt-In no later than the foregoing deadline as applicable to such Development program as conducted by CVT, together with a payment to CVT equal to [****] percent ([****]%) of the Development Costs already incurred by CVT for such Development program as conducted by CVT (as such Development Costs shall have been reasonably calculated by CVT in accordance with this Agreement and provided to MIOL upon MIOL’s written request at least [****] days prior to the deadline for exercising the MIOL Later Opt-In). If such MIOL Later Opt-In is timely exercised by MIOL, in addition to the foregoing [****] percent ([****]%) payment when exercising the MIOL Later Opt-In, MIOL shall fund [****] percent ([****]%) of the Development Costs for such Joint Development Plan going forward, and CVT shall fund [****] percent ([****]%) of the Development Costs for such Joint Development Plan going forward.

(c) General. As provided in Sections 2.4 and 11.8, the Parties through the JDC shall operate by consensus whenever possible with respect to all Joint Development, but where consensus has not been achieved CVT shall have the final decision-making authority with respect to all decisions relating any to Joint Development Plan as set forth in Section 11.8. If MIOL disagrees with CVT’s final decision, MIOL may opt-out of such Joint Development Plan by written notice to CVT and payment of all amounts owed under Section 11.3(b) through the date such notice is received by CVT, in which case CVT shall be free to pursue such Development on its own or with Third Parties in CVT’s sole discretion. Subject to MIOL’s opt-in rights under this Section 11.3, CVT in its sole discretion shall be free to plan and implement any Development program on its own or with Third Parties at CVT’s sole cost and expense, so long as MIOL’s Opt-In rights remain unexercised by MIOL or have expired unexercised. However, with respect to any Development program as to which MIOL’s Later Opt-In Rights has expired unexercised on the Phase III deadline set forth in Section 11.3(b) above, and with respect to any Joint Development Plan as to which MIOL opts-out, then in any such case Section 11.4 shall apply and CVT shall be free to plan and implement any such Development plan in its sole discretion, on its own or with Third Parties.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

11.4 CVT Independent Development; Limitations.

(a) Permitted Exploitation and Non-Permitted Exploitation. With respect to any Development program as to which MIOL’s Later Opt-in Right has expired unexercised on the Phase III deadline set forth in Section 11.3(b) above, and with respect to any Joint Development Plan as to which MIOL opts out (collectively, the “CVT Independent Development”), the Parties agree that MIOL shall not be entitled to use or have any license rights to any Know-How (including any data, results, information or materials) or any Patent Rights thereon which arise from any such CVT Independent Development. Furthermore, with respect to any CVT Independent Development, the Parties agree as follows: (i) CVT shall not be entitled in the Territory, directly or indirectly, to register, use, assign, transfer and/or license to any Third Party any or all Know-How (including any data, results, information or materials) or any Patent Rights thereon in the Territory, which arise from any such CVT Independent Development unless any product resulting from such CVT Independent Development: (A) is indicated for treatment unrelated to the therapy of cardiovascular diseases; and (B) is used with tablet formulations or other formulations, and dosage strengths, different from the then-approved tablet formulation (or other formulations) and dosage strengths of the Product being marketed by MIOL; and (C) is not practicable (even off-label) to be prescribed by a physician in the Territory instead of the Product and is not otherwise likely to have a competitive impact on the Product in the Territory, it being understood that all three of the foregoing conditions (A) through (C) must be met in order to qualify as “Permitted Exploitation” hereunder, and all other uses shall be referred to collectively as “Non-Permitted Exploitation”; (ii) outside the Territory CVT shall have full rights as set forth in Section 3.2(a), including the rights to develop, make, have made, register, use, sell and otherwise exploit any and all uses of the Product and/or to assign, transfer and/or license to any Third Party any or all Know-How (including any data, results, information or materials) or any Patent Rights thereon, which arise from any CVT Independent Development for any and all uses of the Product (including Permitted Exploitation and Non-Permitted Exploitation); (iii) inside the Territory CVT shall have full rights as set forth in Section 3.2(b), including the rights to develop the Product for uses qualifying as Permitted Exploitation or Non-Permitted Exploitation, subject to the other terms of this Agreement (including this Section 11.4(a), 11.4(b) and Section 11.6); and (iv) MIOL agrees that CVT have a free-of-charge right of cross-reference to the MAA for purposes of all of the foregoing, including CVT’s Permitted Exploitation and Non-Permitted Exploitation and exercise of CVT’s other rights under Sections 3.2(a) and (b) inside and outside the Territory. If CVT elects to use or license, directly or indirectly, any Permitted Exploitation, CVT shall first provide written notice thereof to MIOL, so that MIOL has a reasonable opportunity to verify CVT’s compliance with the conditions of this Section 11.4(a), including those related to the definition of Permitted Exploitation.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) MIOL Option. With regard to any Non-Permitted Exploitation pursued by CVT under this Agreement as CVT Independent Development (but not any Permitted Exploitation, as to which MIOL only has the opt in and later opt in rights set forth in Section 11.3), notwithstanding Sections 11.3(a) and 11.3(b) of this Agreement, within [****] days after the completion and provision to CVT of the initial unblinded results for the final Phase III Study expected by CVT to support submission of the Product for a use qualifying as Non-Permitted Exploitation for Regulatory Approval outside the Territory, CVT shall notify MIOL thereof in writing and shall provide MIOL with all information promptly and reasonably requested by MIOL regarding such Phase III Study results and/or such use qualifying as Non-Permitted Exploitation, in order for MIOL to elect whether to exercise the option set forth in this Section 11.4(b). MIOL shall have the option and right, in its sole discretion, to take an exclusive license to any such Know-How and/or Patent Rights in the Territory relating to such use qualifying as Non-Permitted Exploitation, effective on written notice from MIOL to CVT within [****] days from receipt of any written notice from CVT under this Section 11.4(b); provided, however, that in order for MIOL to exercise its option hereunder, together with such timely MIOL option exercise notice to CVT, MIOL must make a payment to CVT equal to [****] percent ([****]%) of the Development Costs incurred by CVT for such Development program as conducted by CVT (as such Development Costs shall have been reasonably calculated by CVT in accordance with this Agreement and provided to MIOL as part of CVT’s notice to MIOL under this Section 11.4(b)). If MIOL timely exercises its option hereunder, in addition to the foregoing [****] percent ([****]%) payment when exercising such MIOL option, the Parties agree that the applicable milestone payments under Sections 4.2(b), (c) or (d) for such Non-Permitted Exploitation licensed to MIOL under this Section 11.4 (as applicable) shall by increased by [****] percent ([****]%) of what they otherwise would have been (including the amounts under Sections 4.2(b) and (c) if the license relates to the indication(s) of [****], notwithstanding that CVT pursued such indication(s) as CVT Independent Development, as permitted under this Agreement, instead of under a Development Agreement as contemplated under Sections 4.2(b) and (c)). If or to the extent MIOL timely exercises its option under this Section 11.4, such license is hereby granted under the same terms and conditions as the licenses granted pursuant to Section 3.1 of this Agreement, including the applicable royalties set forth in Section 4.3 of this Agreement (subject to Sections 4.4 and 4.5).

11.5 No MIOL Independent Development. Other than Phase IV Studies as provided in Section 7.3 above, MIOL (whether on its own or through Affiliates, sublicensees or Third Parties) shall have no right to conduct any Development of the Compound or the Product except as part of a mutually agreed upon Joint Development Plan. Without limiting the generality of the foregoing, MIOL shall have no right to conduct any Development of the Compound or the Product under any Joint Development Plan proposed by MIOL to CVT that has not been mutually agreed to as a Joint Development Plan under Section 11.3.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

11.6 CVT Projects Subject to License Rights. Except as set forth in Section 11.3(a) (which requires CVT to offer to MIOL for Joint Development any Development plan that is likely to result in a regulatory filing for an Additional Indication), CVT may choose to pursue any other development of the Product on its own, at its own cost and expense, and shall not be required to propose any such development to MIOL under Section 11.3(a) or obtain any MIOL approval thereto (in any case, a “CVT Project”). In this event, the Parties agree that all Know-How (including data, results, information and materials) arising from any and all such CVT Projects and all Patent Rights thereon shall be solely owned by CVT and shall automatically be included within the CVT Know-How and CVT Patent Rights licensed to MIOL under Section 3.1 above, and no additional milestone and royalty payments shall be required above and beyond those set forth in Sections 4.2 and 4.3.

11.7 Development Agreement. In the event that CVT and MIOL agree to conduct any Joint Development hereunder, no later than thirty (30) days thereafter CVT and MIOL shall enter into a written development agreement (a “Development Agreement”) which shall, at a minimum, include the following terms and conditions: (a) the scope of, and initial budget for, the activities to be conducted by the Parties; (b) ownership provisions with respect to any Know-How (including data, results, information and materials) arising from the Joint Development program consistent with the terms of this Agreement; (c) MIOL shall retain title to any MIOL Know-How and MIOL Patent Rights (if any) used in the Joint Development as well as any modifications or improvements (if any) to any MIOL Know-How or MIOL Patent Rights conceived, developed, reduced to practice or otherwise made by CVT or MIOL in the context of such Joint Development; and (d) the terms and royalties of a royalty-bearing sublicensable license to CVT of any such MIOL Know-How, MIOL Patent Rights, modifications or improvements (if any), which license shall be for the purposes of CVT developing, making, having made, using, marketing and selling Products outside the Territory during the Term.

11.8 JDC Oversight; Consensus; CVT Decision-Making. The JDC, subject to the oversight of the JSC as set forth in Section 2.2, shall oversee all Joint Development activities conducted by the Parties, and with respect to any other research and development of the Product, including CVT Projects or projects proposed to MIOL to which MIOL has not opted in, the JDC shall serve as the forum for consultation, communication and exchange of information regarding such research and development. The Parties shall endeavor to make decisions relating to research and development by good faith efforts to reach consensus, provided, however, that CVT shall have final decision-making authority with respect to Joint Development of Products under this Article 11.0.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

12.0 INTELLECTUAL PROPERTY AND INFRINGEMENT

12.1 Ownership of CVT Know-How and CVT Patent Rights. As between CVT and MIOL, CVT shall retain ownership of the CVT Know-How and CVT Patent Rights, including, without limitation, any and all CVT Know-How and CVT Patent Rights developed or invented solely by CVT during the Term of this Agreement. The Parties shall own jointly any Joint Know-How and any Joint Patent Rights. Designation of inventorship shall be determined in accordance with United States laws of inventorship and competent written evidence of the Parties.

12.2 Patent Filing, Prosecution and Maintenance.

(a) CVT Responsibility. Subject to the other terms and conditions of this Agreement (including the remainder of this Section 12.2), during the Term of this Agreement, as between CVT and MIOL, CVT shall have the sole responsibility for the filing, prosecution and maintenance of all CVT Patent Rights and Joint Patent Rights (including but not limited to supplementary protection certificates) in the Territory at CVT’s sole cost and expense. CVT shall solely determine, acting reasonably and with the aim at preserving both Parties’ rights under this Agreement, whether or not to file, perfect, prosecute, maintain or take or not take any other action with respect to any patent application or patent within the CVT Patent Rights generally or in a particular country or territory within the Territory (including, without limitation, any interference, opposition, re-examination request, nullity proceeding, appeal or other inter-party action or reissuance proceeding involving the CVT Patent Rights in the Territory, and any request for supplementary protection certificates or other patent term extension in the Territory relating to the CVT Patent Rights). CVT and MIOL shall mutually determine whether or not to file, perfect, prosecute, maintain or take or not take any other action with respect to any patent application or patent within the Joint Patent Rights generally or in a particular country or territory within the Territory (including, without limitation, any interference, opposition, re-examination request, nullity proceeding, appeal or other inter-party action or reissuance proceeding involving the Joint Patent Rights in the Territory, and any request for supplementary protection certificates or other patent term extension in the Territory relating to the Joint Patent Rights). Subject to the terms of the CVT/Roche Agreement, in the event that CVT does not choose to file, prosecute or maintain any patent or patent application within the CVT Patent Rights and/or the Joint Patent Rights in any country in the Territory and informs MIOL in writing of its intent not to file, prosecute or maintain such patent or patent application, MIOL shall be entitled to file, prosecute or maintain such patent or patent application, and the costs of such filing, prosecution or maintenance shall be borne solely by MIOL. In such event, upon MIOL’s request, the ownership of the concerned patent and/or patent application shall be transferred to MIOL, free of any charge for such transfer of ownership; and thereafter, MIOL shall be solely responsible for the expense of prosecuting or maintaining the concerned patent or patent application.

(b) Updates to MIOL. During the Term CVT shall use [****] to inform MIOL of the status of the CVT Patent Rights, including the Patent Rights licensed by CVT under the CVT/Roche Agreement (the “Sublicensed Patent Rights”), and Joint Patent Rights in the European Patent Office and its member countries and all other patent offices in the Territory, and CVT shall: (i) provide to MIOL the title, filing date and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

application number of each patent application within the CVT Patent Rights (including the Sublicensed Patent Rights) or Joint Patent Rights filed by CVT anywhere in the Territory within thirty (30) days after the filing thereof; (ii) inform MIOL regarding the grant of any patent within the CVT Patent Rights (including the Sublicensed Patent Rights) or Joint Patent Rights by any patent office in the Territory, by promptly providing an updated Exhibit A to MIOL on an annual basis on the anniversary of the Effective Date of this Agreement, or upon reasonable written request by MIOL (provided that MIOL shall not request such updates more frequently than twice per year); and (iii) notify MIOL in writing regarding any interference, opposition, re-examination request, nullity proceeding, appeal, request for supplementary protection certificates or other inter-party action or reissuance proceeding within the scope of any patent office in the Territory which is potentially material to the CVT Patent Rights (including the Sublicensed Patent Rights) or Joint Patent Rights, and any request for supplementary protection certificates or other patent term extension in such portion of the Territory, in which case CVT shall consult with MIOL as reasonably requested by MIOL and shall consider any comments, suggestions, or strategies suggested by MIOL relating to any such proceeding.

12.3 Infringement of Licensed Patent Rights. During the Term each Party shall advise the other promptly in writing upon its becoming aware of any infringement by any Third Party of any CVT Patent Rights or Joint Patent Rights in the Territory. As between CVT and MIOL, CVT shall have the right to take any initial action in respect of a Third Party infringement of a CVT Patent Right or Joint Patent Right at its own expense. Subject to the foregoing, in the event of an infringement of the CVT Patent Rights or Joint Patent Rights within the Territory, the Parties agree to the following:

(a) Suit by [****]. In the event of any infringement of the Sublicensed Patent Rights, if CVT and/or [****] agrees to bring a suit against any such infringer of such Sublicensed Patent Rights, then CVT shall notify MIOL thereof, and the Parties shall consult with each other (and CVT shall consult with [****]) regarding potential cooperation and participation in such action and apportionment of any recoveries or awards resulting therefrom. CVT shall reasonably take into consideration any comments or concerns MIOL may have in this regard and shall notify [****] of such comments or concerns;

(b) [****] Participation in Suit by CVT. In the event of any infringement of the Sublicensed Patent Rights, if [****] agrees to participate in a suit with CVT against any such infringer of the Sublicensed Patent Rights, then CVT shall notify MIOL thereof, and the Parties shall consult with each other (and CVT shall consult with [****]) regarding potential cooperation and participation in such action and apportionment of any recoveries or awards resulting therefrom. CVT shall reasonably take into consideration any comments or concerns MIOL may have in this regard and shall notify [****] of such comments or concerns; and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) Suit by CVT or MIOL. If CVT and/or [****] does not agree to bring suit or to participate in a suit against any such infringer of the Sublicensed Patent Rights, or if such infringement concerns only (i) CVT Patent Rights that are not within the scope of Syntex Patent Rights or (ii) Joint Patent Rights, then in any such case, as between CVT and MIOL, CVT shall have the first right (but not the obligation) to take the appropriate steps to remove the infringement or alleged infringement of such CVT Patent Rights or Joint Patent Rights in the Territory, including, without limitation, by initiating a suit, proceeding or other legal action, and CVT shall notify MIOL of any such action taken by CVT in the Territory. If CVT determines in its sole discretion not to take any steps after discovering or being notified of the alleged infringement, CVT shall notify MIOL of such decision, and MIOL shall have the right (but not the obligation) to take the appropriate steps to remove the infringement or alleged infringement of such CVT Patent Rights or Joint Patent Rights in the Territory, including, without limitation, by initiating a suit, proceeding or other legal action. Each Party shall provide all reasonable cooperation and assistance with respect to any such action taken by the other Party in the Territory, if requested by such Party, including but not limited to providing such documents as are reasonably requested by such Party that are in the non-requesting Party’s possession and can be provided without violating any confidentiality obligations to a Third Party. MIOL shall notify CVT of any such action taken by MIOL in the Territory. Any suit, proceeding or other legal action taken under this Section 12.3(c) shall be at the sole cost and expense of, and shall be controlled by, the Party bringing or undertaking it hereunder, who shall be entitled to all proceeds of any damages or costs recovered in such suit, proceeding or other legal action. The other Party may choose to be represented in any such suit, proceeding or other legal action by the initiating Party, by counsel of the other Party’s own choice, at the other Party’s own cost and expense. If either Party lacks standing to bring any suit, proceeding or other legal action hereunder or finds its necessary to join the other Party in it, the other Party shall execute papers and perform such other actions as may be reasonably required, including but not limited to procuring Roche’s assistance and participation in the action; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder. If either Party brings suit, the Party taking suit shall keep the other reasonably apprised regarding such action. Both Parties may elect to bring a suit, proceeding or other legal action under this Section 12.3(c). In the event of a joint legal action, the Parties agree that all proceeds of any damages or costs or awards recovered in such suit, proceeding or other legal action shall be shared [****] between CVT and MIOL.

12.4 Infringement of Third Party Patents. If any Third Party alleges infringement of such Third Party’s patent rights by the development, manufacture, Commercialization, use, sale, offer for sale, import or export of Products by MIOL, its sublicensees or Affiliates anywhere in the Territory during the Term, the Party first having notice of such claim shall promptly notify the other Party in writing, which notice shall set forth the facts of such claim in reasonable detail. Promptly after such notice is provided by one Party to the other Party, the Parties shall consult with each other (and CVT shall consult with Roche as appropriate under the CVT/Roche Agreement) regarding such alleged infringement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

12.5 Trademarks and Use.

(a) Ownership of Trademarks; Updates to CVT; Transfers.

(i) CVT shall own the Trademarks outside the Territory. Ownership of all Trademarks in the Territory currently owned by CVT (which consist only of the Ranexa® and Latixa® marks as registered in the European Union as of the Effective Date) shall be transferred within thirty (30) days after the Effective Date to MIOL, and the Parties agree to enter into customary assignment documentation in order to effectuate such transfer. The Parties intend that ownership of these marks and all other Trademarks (if any) under this Agreement shall revert to CVT on termination of the Agreement under certain circumstances as set forth in Section 16.5(c)(ii). MIOL shall control and undertake the preparation, prosecution and maintenance of all applications related to the Trademarks in the Territory, and the enforcement of Trademarks in the Territory, at MIOL’s sole cost and expense. MIOL shall use its [****] to maintain the Trademarks in force and effect in the Territory.

(ii) With respect to the Ranexa® and Latixa® marks referred to in Section 12.5(a)(i), during the Term MIOL shall use [****] to inform CVT of the status of such Trademarks in the European Patent Office and its member countries and all other patent offices in the Territory, and MIOL shall: (A) provide to CVT upon request by CVT the title, filing date and application number of each application relating to such Trademarks filed by MIOL anywhere in the Territory; (B) inform CVT upon request regarding the registration of such Trademark by any patent office in the Territory; and (C) notify CVT in writing regarding any interference, opposition, re-examination request, appeal or other inter-party action or proceeding within the scope of any patent office in the Territory relating to either such Trademark, in which case MIOL shall consult with CVT as reasonably requested by CVT and shall consider any comments, suggestions, or strategies suggested by CVT relating to any such proceeding.

(iii) MIOL agrees that it is prohibited during the Term from selling or transferring any rights to the Ranexa® and Latixa® marks, other than licensing Affiliates or Third Party sublicensees under this Agreement with rights to use such Trademarks.

(b) Use of Trademarks; Alternative Trademarks. Where possible, the Product shall be sold under the Trademark Ranexa®. With JSC consent and subject to Regulatory Approval, MIOL may propose alternative trademarks to those listed above for specific countries, with such consent not to be unreasonably withheld. Any new trademarks developed under this Agreement shall be solely owned by MIOL and shall be considered “Trademarks” for purposes of this Agreement except for Sections 12.5(a)(ii) and (iii) (which shall apply only to the Ranexa® and Latixa® marks), it being agreed that with respect to any other Trademarks (if any) hereunder MIOL shall provide CVT with such

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

information as CVT may reasonably request from time to time regarding the status of such other Trademarks in the Territory. All packaging and promotional materials shall display the Trademarks in a manner consistent with good commercial practice and applicable regulations. Other than the rights granted under this Agreement, neither Party shall, without the express prior written approval of the other Party use in any manner the name, trademark(s) or logo(s) of the other Party without the express written approval of such Party.

12.6 MIOL Know-How and MIOL Patent Rights. MIOL shall retain ownership of the MIOL Know-How and MIOL Patent Rights. MIOL shall be responsible, in its sole discretion, for the filing, prosecution, maintenance and enforcement of all MIOL Patent Rights at MIOL’s sole cost and expense.

13.0 CONFIDENTIALITY

13.1 Confidentiality. In the course of performance of this Agreement, one Party (the “Disclosing Party”) may disclose to the other Party (the “Receiving Party”) or receive from the other Party information which is proprietary and confidential information relating to the business, products and services of the disclosing Party or its Affiliates (“Confidential Information”). In addition, for the purposes of this Agreement, Confidential Information shall not include information that (in each case as evidenced by written records or other competent evidence):

(a) was known to the receiving Party at the time of disclosure hereunder by the disclosing Party;

(b) was generally available to the public or was otherwise part of the public domain at the time of disclosure hereunder, or became generally available to the public or otherwise part of the public domain after disclosure hereunder other than through any act or omission of the receiving Party in breach of this Agreement;

(c) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; or

(d) was independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party.

Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party the other Party’s Confidential Information for a period of five (5) years from the date of disclosure hereunder, except as otherwise permitted by this Agreement or with the other Party’s prior consent. The foregoing notwithstanding, each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary (i) during any official proceeding before a Governmental Authority, or (ii) in filing, prosecuting or maintaining a patent applications

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

or patents under this Agreement or the CVT/Roche Agreement, provided that the Party whose Confidential Information is included in such application shall have the opportunity to review such proposed disclosure at least [****] days (where practicable) prior to the date of such filing and does not object in writing to such proposed disclosure, (iii) enforcing rights and/or obligations under this Agreement, conducting any testing of Products, or in connection with the manufacturing, supply, export and import of Products under this Agreement or the Supply Agreement.

13.2 Permitted Disclosures. The Receiving Party shall not be prohibited from disclosing Confidential Information of the Disclosing Party to the extent such information is required to be disclosed to Government Authorities or by legal process or applicable Laws, including without limitation the rules or regulations of any stock exchange or the SEC, but then only to the limited extent of such legally required disclosure and provided that (a) the Disclosing Party is notified at least [****] business days prior to such disclosure by the Receiving Party and (b) the Receiving Party cooperates as reasonably requested with the Disclosing Party in attempting to obtain confidential or other protective treatment of such Confidential Information.

13.3 Publicity.

(a) Public Announcement Relating to Agreement. The Parties agree that the announcement of the execution of this Agreement shall be in the form of the press release attached as Exhibit D to this Agreement. Any other publication, news release or other public announcement relating to the terms of this Agreement shall first be reviewed and approved by both Parties, which approval shall not be unreasonably withheld or delayed; provided, however, that a Party may reuse a previously approved disclosure without having to re-obtain the other Party’s consent. In addition, notwithstanding the foregoing provisions, any disclosure under this Section 13.3(a) which is required by Law as advised by the Party’s legal counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure.

(b) Public Announcement Relating to the Product. If either Party intends to issue a press release that relates to the Product and is reasonably expected to have a material impact on the Product or the other Party, the Party issuing the press release shall inform the other Party thereof in advance at least [****] business days in advance (when feasible) and shall reasonably consider the non-issuing Party’s comments. For any other press release or public announcement that relate to the Product, the issuing Party shall provide to the non-issuing Party prior written notice of the issuance of such press release or public announcement; provided, however, that a Party may reuse a previously approved disclosure without having to re-notify the other Party. In addition, any disclosure under this Section 13.3(b) which is required by Law as advised by the Party’s legal counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

13.4 Publications. Publications and results obtained by MIOL in the course of conducting any post-marketing Phase IV Study may only be submitted for publication following scientific review by the JDC and subsequent written approval by CVT. Written approval or disapproval of the proposed publication shall be provided by CVT within [****] days for a manuscript, within [****] days for an abstract for presentation at or inclusion in, the proceedings of a scientific meeting, and within [****] days for a transcript of an oral presentation to be given at a scientific meeting. CVT shall be responsible for all publications and presentations of results of Development carried out on the Product in accordance with the following provisions: (a) if a scientific publication is material to the Product or either of the Parties and related to activities conducted under Joint Development, the non-publishing Party shall have the right of prior review or of any proposed abstract, manuscript, or presentation, and the publishing Party shall reasonably consider the non-publishing Party’s comments; (b) if a scientific publication is material to the Product or either of the Parties and not related to Joint Development, the publishing Party shall inform the other Party in advance of such publication and shall answer the other Party’s questions regarding the publication; and (c) if a publication is not material to the Product, or either of the Parties, the publishing Party will make [****] to inform the other Party in advance of such publication. The non-publishing Party shall respond in writing promptly and in no event later than [****] days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, including but not limited to the need to seek patent protection, inclusion of Confidential Information or other factors. In the event of concern, the submitting Party agrees not to submit any such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed [****] days) to seek patent protection for any material in such publication or presentation that it believes is patentable, and the submitting Party shall remove from such proposed publication or presentation any Confidential Information of the other Party and resolve any other issues as reasonably requested by such other Party. With respect to any proposed abstracts, manuscripts, or presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 13.4 to the extent that MIOL or CVT as the case may be, has the right and ability (after using [****]) to do so.

14.0 REPRESENTATIONS AND WARRANTIES

14.1 Mutual Representations and Warranties. CVT and MIOL each represent, warrant and covenant to the other that as of the Effective Date: (a) it has the authority and right to enter into and perform this Agreement and any related agreements (including the Supply Agreement and the Safety Agreement; (b) its execution, delivery and performance of this Agreement and any related agreements (including the Supply Agreement and the Safety Agreement) will not conflict in any material fashion with the terms of any other agreement to which it is or becomes a party or by which it is or becomes bound; (c) it shall comply in all material respects with all laws, rules, regulations and other governmental requirements applicable to it under this Agreement; (d) no consent of any Third Party is required for either Party to grant the licenses and rights granted to the other

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Party under this Agreement and/or to perform its obligations hereunder; and (e) it has not as of the Effective Date, and during the Term of the Agreement will not, enter into any written agreement with a Third Party which conflicts with the rights granted to the other Party under this Agreement.

14.2 CVT Representations, Warranties and Covenants. CVT hereby represents warranties and covenants to MIOL as follows as of the Effective Date:

(a) CVT Controls the CVT Patent Rights, CVT Know-How and Trademarks, and to the knowledge of CVT there are no other Patent Rights or Know-How covering or relating to the Compound or the Product;

(b) To the knowledge of CVT, there has been no breach, threatened breach or other grounds for termination of the CVT/Roche Agreement, which is in full force and effect, and there is no existing or, to the knowledge of CVT, threatened third party litigation, claims, actions, or other legal proceedings against CVT in respect of the Product;

(c) CVT has not as of the Effective Date, and during the Term of the Agreement will not, grant any right to any Third Party that conflicts with the rights granted to MIOL under this Agreement;

(d) To its knowledge, (i) CVT has not received any notices or communications which assert that the practice of the CVT Patent Rights, CVT Know-How or Trademarks infringes any Patent Rights or trademark rights of any Third Party and (ii) there are no infringement proceedings, actions, suits or complaints pending against nor any outstanding injunctions, judgments, orders, decrees, rulings or other charges concerning the CVT Patent Rights, the CVT Know-How or the Trademarks;

(e) All material information on the efficacy and safety of the Product (including information related to adverse reactions and US post-marketing surveillance) which relates to the subject-matter of this Agreement has been made available to MIOL; and

(f) Any payment obligations under the CVT/Roche Agreement have been timely fulfilled by CVT.

14.3 Disclaimer of Warranty. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE COMPOUND AND THE PRODUCT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

MANUFACTURE, USE, SALE AND COMMERCIALIZATION OF THE PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE PRODUCT WILL BE ACHIEVED, AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 14.2 ABOVE, CVT MAKES NO REPRESENTATION OR WARRANTY CONCERNING LICENSED KNOW-HOW OR LICENSED PATENT RIGHTS UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO AS TO THE VALIDITY OR SCOPE OF THE LICENSED PATENT RIGHTS OR THAT LICENSED PATENT RIGHTS OR PRODUCTS WILL BE FREE FROM INFRINGEMENT OF THE PATENT RIGHTS OF THIRD PARTIES.

15.0 INDEMNIFICATION AND INSURANCE

15.1 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY HERETO WILL BE LIABLE TO EACH OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT, BREACH OF THIS AGREEMENT OR THE EXERCISE OF SUCH PARTY’S RIGHTS HEREUNDER, OR FOR ANY LOSS OR INJURY TO A PARTY’S PROFITS OR GOODWILL (INCLUDING REPUTATIONAL INTERESTS) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 15.1 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS OR IN CASE OF [****].

15.2 Indemnification for Third Party Claims.

(a) General Indemnification by CVT. CVT shall defend, indemnify and hold harmless MIOL, its Affiliates, sublicensees and their respective directors, officers, employees and agents (collectively, the “MIOL Indemnified Parties”), from, against and in respect of any and all Actions, liabilities, losses, costs (including costs of investigation, defense and enforcement of this Agreement), damages, penalties, or expenses, including in respect of any and all bodily injury or property damage (in each case, including reasonable attorneys’ and experts fees and expenses), involving a claim or action of a Third Party or related to any Product recall or withdrawal in the Territory (collectively, “Losses”), incurred or suffered by the MIOL Indemnified Parties or any of them arising from: (i) any breach by CVT of this Agreement (including under Sections 14.1 and 14.2 above); and/or (ii) the [****] by or of CVT, its Affiliates and their respective directors, officers, employees and agents or any of them; and/or (iii) the design or Manufacture of the Product (if Manufactured by CVT), including any product liability claims; and/or (iv) any Third Party claim that the Products infringe any rights of Third Parties; except, in each case, to the extent of any Losses for which MIOL must indemnify and hold harmless the CVT Indemnification Parties under Section 15.2(b).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) General Indemnification by MIOL. MIOL shall defend, indemnify and hold harmless CVT, its Affiliates and their respective directors, officers, employees and agents (collectively, the “CVT Indemnified Parties”), from, against and in respect of any and all Losses incurred or suffered by the CVT Indemnified Parties or any of them arising directly from: (i) any breach by MIOL this Agreement (including under Section 14.1 above); and/or (ii) the [****] by or of MIOL, its Affiliates and their respective directors, officers, employees and agents or any of them; and/or (iii) the Commercialization of the Product, including any product liability claims; and/or (iv) the Manufacture of the Product by MIOL pursuant to Section 9.1 including any product liability claims; and/or (v) any Third Party claim that any Product incorporating any MIOL Know-How (if any) and/or the Trademark infringes any rights of Third Parties; except, in each case, to the extent of any Losses for which CVT must indemnify and hold harmless the MIOL Indemnified Parties under Section 15.2(a).

15.3 Claims for Indemnification.

(a) Notice. A Party or person entitled to indemnification under this Section 15.3 (an “Indemnified Party”) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to Losses for which indemnification may be sought or, if earlier, upon the assertion of any such action or claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give such notice as provided in this Section 15.1 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give such notice hereunder).

(b) Procedures. Within thirty (30) days after delivery of such notification by the Indemnified Party under Section 15.1(a), the Indemnifying Party shall, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party, at the cost and expense of the Indemnifying Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense, at the cost and expense of the Indemnifying Party.

(i) The Party not controlling such defense may participate therein at its own cost and expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; and provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one (1) counsel for all Indemnified Parties.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii) The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.

(iii) The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed.

15.4 Insurance. The terms and conditions of this Section 15.4 are not intended to limit either Party’s liability under the Section 15.2 or otherwise. It is expressly understood and agreed that the insurance coverage required in this Section 15.4 is not to be construed as a limitation of MIOL’s indemnity obligations as set forth in this Agreement.

(a) MIOL. MIOL hereby represents that as of the Effective Date MIOL carries, and during the Term MIOL will continue to carry at its own expense, in full force and effect, Third Party liability insurance and product liability insurance with one or more insurers, each having a Best rating of A10 or better, and a Best size category of “X” or better, with the general liability insurance having a limit of liability no less than [****] Euros per occurrence (with sub-limits for specific occurrences) and a deductible or self-insured retention no greater than [****] Euros per occurrence, and the product liability insurance having a limit of liability no less than [****] Euros (€[****]) per occurrence, a deductible or self-insured retention no greater than [****] Euros (€[****]) per occurrence or per claim, this to include any general liability insurance or product liability insurance which is statutorily required with respect to activities of MIOL under this Agreement. MIOL shall provide CVT with written evidence of such insurance on the Effective Date and thereafter on each anniversary of the Effective Date during the Term. Notwithstanding the foregoing, MIOL may self insure any or a portion of the above required insurance if (i) such self-insurance is effected through a captive insurance company duly authorized by an appropriate authority in a favorably recognized domicile; or (ii) MIOL can demonstrate to have proceeded with adequate accruals in its balance sheet destined only for Third Party liability and product liability self-insurance; provided, however, that CVT shall have the right to determine whether it will accept such captive or self-insurance, such acceptance not to be unreasonably refused or delayed; and further provided that if MIOL chooses to insure with captive or self-insurance, (A) the parent

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

company of MIOL shall provide to CVT a written guarantee that the parent company of MIOL shall be responsible for insurance amounts due under this Section 15.4(a) that the captive insurance company is unable to pay or that MIOL is unable to pay through its self-insurance; and (B) if MIOL chooses to insure with a captive insurance company, the captive insurance company shall provide written evidence to CVT of insurance which satisfies the insurance amounts required under this Section 15.4(a) and shall provide CVT with thirty (30) days’ prior written notice of cancellation of the insurance policy or any material change to the insurance policy.

(b) CVT. CVT hereby represents that as of the Effective Date CVT carries, and during the Tern CVT will continue to carry, in full force and effect, general liability insurance and product liability insurance with one or more insurers, each having a Best rating of A10 or better or an equivalent, and a Best size category of “X” or better, with the general liability insurance having a limit of liability no less than [****] Dollars ($[****]) per occurrence and a deductible or self-insured retention no greater than [****] Dollars ($[****]) per occurrence, and the product liability insurance having a limit of liability no less than [****] Dollars ($[****]) per occurrence, a deductible or self-insured retention no greater than [****] Dollars ($[****]) per occurrence or per claim, and an annual aggregate deductible or retention no greater than [****] Dollars ($[****]), this to include any general liability insurance or product liability insurance which is statutorily required with respect to activities of CVT under this Agreement. CVT shall provide MIOL with written evidence of such insurance on the Effective Date and thereafter on each anniversary of the Effective Date during the Term.

16.0 TERM AND TERMINATION

16.1 Term. This Agreement shall commence on the Effective Date and shall expire on a country-by-country basis upon the later to occur of (a) ten (10) years from the First Commercial Sale Date of the Product in such country, or (b) expiration of the last Valid Claim (the “Term”), after which MIOL shall have (i) a non-exclusive license under the CVT Know-How and CVT Patent Rights (including CVT’s interest under the Joint Know-How and Joint Patent Rights) to use, register, package, make, have made, market, Commercialize, sell and have sold that Product in that country, and (ii) an exclusive (even as to CVT) license to use the Regulatory Approvals and Pricing Approvals for the Product solely in connection with the use, registration, Marketing, and sale of that Product solely in that country, and (iii) an exclusive (even as to CVT) license under the CVT Know-How for use solely in connection with the use, registration, Manufacturing, Marketing and sale of that Product in that country, and (iv) MIOL shall become the permanent owner of any and all Trademark(s) in the Territory.

16.2 Termination for Breach. If either Party believes that the other Party is in material breach of this Agreement, then the non-breaching Party may deliver written notice of such breach to the other Party. The allegedly breaching Party shall have sixty (60) days from such notice to cure such material breach, or ten (10) business days from

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

such notice if such breach consists of a failure to pay monies due and payable to the other Party under this Agreement (but not Section 9.1.b and not under the Supply Agreement) (in each case, the “Cure Period”). If the Party receiving notice of material breach fails to cure such breach within the applicable Cure Period, the Party originally delivering the notice may, on or after the end of the Cure Period, terminate this Agreement, effective on written notice to the other Party. Exercise any contractual remedies available to a Party hereunder shall not prevent such Party from seeking any available legal and/or equitable remedies in connection with any material breach of this Agreement.

16.3 Bankruptcy Rights. In the event that this Agreement is terminated or rejected by a Party or its receiver or trustee under applicable bankruptcy laws due to such Party’s bankruptcy then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States bankruptcy code and any similar law or regulation in any other country, licenses of rights to “intellectual property” as defined under Section 101(52) of the United States bankruptcy code. The Parties agree that all intellectual property rights licensed hereunder, including without limitation, any patents or patent applications of a Party in any country covered by the license grants under this Agreement, are part of the “intellectual property” as defined under Section 101(52) of the United States bankruptcy code subject to the protections afforded the non-terminating Party under the Section 365(n) of the United States bankruptcy code, and any similar law or regulation in any other country.

16.4 CVT Right to Terminate. Upon thirty (30) days’ prior written notice to MIOL, CVT shall have the right to wholly terminate this Agreement if (a) MIOL, MIOL’s Affiliate or Third Party, as authorized sublicensee, challenges the validity of any CVT Patent Rights; or (b) on a country by country basis if, during the first [****] years from the Effective Date, MIOL’s Affiliate or Third Party, as authorized sublicensee, Commercializing the Product in the country sells or markets a product in violation of Section 3.4.

16.5 Consequences of Termination for MIOL Breach.

(a) Material Breach by MIOL. In the event of material breach by MIOL or its Affiliates or sublicensees of any material obligations of MIOL as set forth in this Agreement, which material breach is not cured during the applicable Cure Period under Section 16.2 above, upon expiration of the Cure Period, CVT shall be entitled to terminate this Agreement as provided in Section 16.2; provided, however, that in the event of any material breach by MIOL or its Affiliates or sublicensees under Section 6.1(c), which material breach is not cured during the applicable Cure Period under Section 16.2 above, upon expiration of the Cure Period, CVT’s sole and exclusive remedies for such material breach are set forth in Section 6.1(c); and provided further, however, that in the event of any material breach by MIOL or its Affiliates or sublicensees under Section 6.1(d) in any country in the Territory outside the Major European Countries, which material breach is not cured during the applicable Cure Period under Section 16.2 above, upon expiration of the Cure Period, CVT’s sole and exclusive remedies for such material breach are set forth in Section 6.1(d).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(b) MIOL Sublicensees. Upon any termination of this Agreement by CVT under Section 16.2, Section 6.1(c) or Section 6.1(d) (in a specific country) or Section 7.2(b) (in a specific country), all sublicenses with sublicensees who are Affiliates of MIOL shall be terminated automatically on such termination of this Agreement (in the case of termination under Section 6.1(d) or Section 7.2(b), only in the specific country subject to termination), and each sublicensee of MIOL (other than any Affiliates who are sublicensees of MIOL) shall be considered a direct licensee of CVT only if the following requirements are all met: (i) CVT consents in writing in its sole discretion that such sublicensee shall become a direct sublicensee of CVT under this Agreement; (ii) such sublicensee is then in full compliance with all terms and conditions of its sublicense; (iii) all accrued payment obligations to CVT are paid; and (iv) such sublicense agrees at least [****] days prior to the effective date of such termination of the licenses granted to MIOL to assume all obligations of MIOL under this Agreement.

(c) Additional Consequences of Certain Terminations. Upon any termination of this Agreement by CVT under Section 16.2, Section 6.1(c) or Section 6.1(d) (in a specific country) or Section 7.2(b) (in a specific country), the following addition terms and conditions shall apply and shall be fully complied with by MIOL within [****] days after the effective date of any such termination:

(i) On the effective date of any such termination, MIOL shall have no further license rights under this Agreement, including with respect to any CVT Know-How, CVT Patent Rights, CVT’s and MIOL’s interest in Joint Know-How and any Joint Patent Rights;

(ii) In order to transition all data and information related to the Development, Manufacture, Distribution and Commercialization activities under the Agreement to CVT, MIOL at no charge, cost or expense to CVT shall transfer and assign to CVT all of the following property in the Control of MIOL, its Affiliates or sublicensees, as any of it relates to the Compound or Products in the Territory: (A) MIOL’s interest in all Joint Know-How and Joint Patent Rights (including all pre-clinical and clinical data and results from any Phase IV Studies); (B) all regulatory documentation, Regulatory Approvals (including the MAA), Product Approvals, Product registrations, drug master files, drug dossiers, regulatory correspondence and other documents and/or materials in the Control of MIOL or its Affiliates or sublicensees which relate in any fashion to the Product or the Compound; and (C) any Trademark(s) associated with the Product in the Territory (and the Parties agree to enter into customary assignment documentation in order to effectuate the foregoing transfer).

(iii) MIOL shall take all necessary measures to formally transfer the MAA and all other Regulatory Approvals and Pricing Approvals in the Territory back to CVT;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(iv) MIOL, its sublicensees and Affiliates, shall have no right to use, refer to, or cross-reference the MAA or any other Regulatory Approvals or any data or information contained in any of the foregoing;

(v) CVT shall continue to retain all of the rights set forth in Section 3.2 and, at no cost or charge to CVT, MIOL (on behalf of itself, its Affiliates and its sublicensees) shall assign to CVT all of MIOL’s right, title and interest to all Joint Know-How and Joint Patent Rights, and CVT shall continue to have the fully-paid-up, perpetual and exclusive right to practice under the Joint Patent Rights and use the Joint Know-How worldwide to Develop, Manufacture, have made, use, sell, have sold, import, have imported, export and have exported Products (or any other products containing the Compound) in the Field of Use anywhere in the world; and

(vi) Except in the event of a termination for breach of this Agreement by CVT under Section 16.2, Section 6.1(c) or Section 6.1(d) (in a specific country) or Section 7.2(b) (in a specific country) , MIOL shall have a period of time to be agreed upon in writing by the Parties (which shall not exceed [****] months from the effective date of termination) in which to wind-down its activities and sell-off in the Territory its remaining stock of Product, in which case all the terms and conditions of this Agreement shall continue to apply with respect to such wind-down and sell-off activities (including Article 5 of this Agreement).

(d) Supply Agreement. The Parties agree that the Supply Agreement shall address the consequences of termination with respect to any continued Manufacture and supply of Products by MIOL in the event that MIOL is acting as a supplier of the Product through exercise of its option rights under Section 9.3 above at the time of termination of the Agreement under Section 16.5(a).

16.6 Consequences of Termination for Breach by CVT.

(a) Material Breach by CVT. In the event of material breach by CVT of any material obligations of CVT as set forth in this Agreement, which material breach is not cured during the applicable Cure Period under Section 16.2 above, upon expiration of the Cure Period, MIOL shall be entitled to terminate this Agreement as provided in Section 16.2.

(b) Additional Consequences of Certain Terminations. Upon any termination of this Agreement by MIOL under Section 16.2, the following addition terms and conditions shall apply and shall be fully complied with by CVT within [****] days after the effective date of any such termination:

(i) [****]; and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii) If the CVT/Roche Agreement remains in force and effect, MIOL shall have an exclusive, sublicensable, perpetual license under the CVT Patent Rights and CVT Know-How (including CVT’s interest in any Joint Know-How and Joint Patent Rights) to develop, make and have made, and an exclusive fully paid up, royalty-free, sublicensable, perpetual license to market, use and sell the Product in the Territory and to use the Regulatory and Pricing Approvals and the Trademarks associated to the Product in the Territory. In such event, MIOL shall pay to CVT a royalty of [****] percent ([****]%) of the Net Sales of the Product for a period corresponding to the Term.

16.7 Survival. The provisions of this Agreement set forth in Sections 4.3(b), 6.7, 18.1 and 18.2 and Articles 5, 12, 13, 14, 15, 16 and 17 to the extent applicable shall survive the expiration or termination of this Agreement. Expiration or termination of this Agreement shall not relieve either Party of any liability which accrued hereunder prior to the effective date of such expiration or termination nor prejudice either Party’s right to obtain performance of any obligation which accrued hereunder prior to the effective date of such expiration or termination. The remedies provided under this Article 16.0 are cumulative and are not exclusive of other remedies available to a Party in law or equity.

16.8 Force Majeure. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement (except as otherwise provided in this Agreement) for any default or delay of the other Party, or an agent of a Party, in its performance under this Agreement that is attributable to an act of God, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, to the extent beyond the reasonable control of the affected Party (in any case, a “Force Majeure Event”). The Party affected by such Force Majeure Event shall give prompt written notice of any Force Majeure Event to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder for the period of time that it is so disabled by such Force Majeure Event, provided that the Party suffering the Force Majeure Event shall make its [****] to resume performance of such obligations as soon as practicable. The Parties shall come together to discuss in good faith, appropriate measures to deal with such Force Majeure Event and give effect to this Agreement to the extent possible.

17.0 DISPUTE RESOLUTION

17.1 Consensus. CVT and MIOL shall, at all times, use good faith efforts to attempt to reach a consensus between them in respect of all matters under the Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

17.2 Escalation Provisions. In the event that despite good faith efforts, CVT and MIOL are unable to reach consensus on any material matter under the Agreement, the Parties shall refer such matter to a dispute escalation process in accordance with the following provisions. Such matter shall be referred to the Parties’ CEO’s (or their senior-level designee) for attempted resolution within thirty (30) days. In the event the Parties are unable to reach resolution (whether through the JOC, JDC, JSC or this dispute escalation provision), within such thirty (30) day period, each Party shall be free to pursue any remedy that may be available to it at law or equity, except as otherwise expressly provided in this Agreement.

18.0 MISCELLANEOUS PROVISIONS

18.1 Notices. Any notice, request, delivery, demand, report, accounting, approval or consent required or permitted to be given under this Agreement by one of the Parties to the other Party shall be in writing and shall be deemed sufficiently given (a) on the same day as delivery if delivered in person, (b) on the same day as delivery if transmitted by telecopier (with machine confirmation of complete delivery ) in any case by 5:00 p.m. local time (provided that in the case of any notice of default hereunder such telecopy delivery of notice shall be immediately followed by an additional notice in accordance with (c) or (d) below), (c) on the next business day following deposit with a reputable overnight courier service, and (d) in three (3) business days after deposit by registered or certified mail, in any case addressed to the Party to whom such notice, request, delivery, demand, report, accounting, approval or consent is directed at such Party’s address shown below or such other address as such Party shall have last given by notice to the other Party in accordance with this Section 18.1:

If to CVT, addressed to:	CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA 94304
Attn: General Counsel
Fax: 650-858-0388

If to MIOL, addressed to:	Menarini International Operations Luxembourg SA
1 Avenue de la Gare
L-1611, Luxembourg GD
Attention: Managing Director
Fax: +352-26-497649

18.2 Governing Law. This Agreement shall be governed by and construed in accordance with, and any court action regarding this Agreement shall apply, the laws of the State of New York, excluding its choice of law principles.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

18.3 Entire Agreement. This Agreement is the entire agreement and understanding between the Parties with respect to the subject matter hereof, and supersedes and cancels any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof. No amendment or other modification of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized officer of each Party. In the event of a conflict between this Agreement and any Exhibit to this Agreement, the terms of this Agreement shall govern.

18.4 Assignment; Successors. This Agreement shall not be assignable nor the rights hereunder transferred in any way by MIOL except by prior written consent of CVT, not to be unreasonably withheld, conditioned or delayed; provided, however, that MIOL may assign this Agreement in whole or in part to an Affiliate on reasonable prior written notice to CVT of such assignment on the condition that MIOL shall remain liable hereunder for the prompt payment and performance of all obligations of the assignee. CVT, in its sole discretion, shall have the right to sell, assign, transfer to or otherwise encumber in favor of one or more Third Parties CVT’s rights to receive all or any portion of the royalties due for the Product under Section 4.3 of the Agreement. Any assignment made other than in accordance with this Section 18.4 shall be wholly void and invalid, and the assignee in any such assignment shall acquire no rights whatsoever, and CVT shall not be required to recognize such purported assignment. This Agreement shall be binding upon, and shall inure to the benefit of, all permitted successors and assigns.

18.5 Waiver. The waiver by either Party of any breach of or default under any provision of this Agreement or the failure of either Party to enforce any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver of any other breach or default or a waiver of any such right or provision hereunder.

18.6 Severability. If any part of this Agreement shall be held invalid, illegal or unenforceable by any court of authority having jurisdiction over this Agreement or either Party or under applicable law or regulation, such part shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and this Agreement shall endure except for such ineffective part. The Parties shall consult one another and use [****] to agree on a valid and enforceable provision that is a reasonable substitute for such ineffective part in view of the intent of this Agreement.

18.7 No Other Rights. No rights or licenses, express or implied, are granted to either Party by this Agreement to use in any manner any trade name or trademark of the other Party, or any other intellectual property that is not expressly covered by this Agreement.

18.8 Headings. Headings are for the convenience of reference only and shall not control the construction or interpretation of any of the provisions of this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

18.9 Independent Contractors; No Agency or Partnership. Neither Party shall have any responsibility for the hiring, firing or compensation of the other Party’s employees or for any employee benefits. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement, or to make any statements, representations, warranties or commitments on behalf of the other Party, or to create or impose any contractual or other liability on the other Party without the other Party’s written approval. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. For all purposes, and notwithstanding any other provision of this Agreement, the status of the Parties under this Agreement shall be that of independent contractor.

18.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties each have caused this Agreement to be duly executed by its duly authorized representative as of the date set forth above.

CV THERAPEUTICS, INC.		MENARINI INTERNATIONAL OPERATIONS LUXEMBOURG SA

By:	/s/ Louis G. Lange	By:	/s/ Giovanni d’Aubert
Name:	Louis G. Lange, M.D., Ph.D.	Name:	Giovanni d’Aubert
Title:	Chairman and CEO	Title:	Managing Director

		By:	/s/ Sandro Casini
		Name:	Sandro Casini
		Title:	Director

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.